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As filed with the Securities and Exchange Commission on December 22, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	22-1657560
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
888 Seventh Avenue New York, New York 10019 (212) 894-7000 (Address including zip code, and telephone number, including area code, of registrant's executive offices)	Joseph Macnow 888 Seventh Avenue New York, New York 10019 (212) 894-7000 (Address including zip code, and telephone number, including area code, of agent for service)

Copy to:
William G. Farrar, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common shares of beneficial interest, par value $0.04 per share(1)	747,355	$122.78	$91,760,246.90	$9,818.35

(1)
This Registration Statement registers the common shares of beneficial interest, par value $0.04 per share, of Vornado Realty Trust ("Vornado") issuable if Vornado elects to issue common shares to holders of up to 747,355 class A units of limited partnership interest in Vornado Realty L.P. (the "Operating Partnership") upon the tender of such units for redemption. The units were issued by the Operating Partnership to certain members of various limited liability companies and certain partners of various partnerships in connection with the contribution of limited liability company membership interests and partnership interests in entities that owned certain real property and improvements in Arlington County, Virginia, to the Operating Partnership on December 19, 2005. This Registration Statement also relates to such additional common shares as may be issued as a result of certain adjustments including, without limitation, share dividends and share splits.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on December 20, 2006.

VORNADO REALTY TRUST

747,355 COMMON SHARES

        We are a fully-integrated real estate investment trust. We from time to time may offer to issue up to 747,355 common shares to holders of up to 747,355 class A units of limited partnership interest in Vornado Realty L.P. upon tender of those units for redemption. Vornado Realty L.P. is the operating partnership through which we own our assets and operate our business.

        The units that may be redeemed for common shares were issued to certain members of various limited liability companies and certain partners of various partnerships in connection with the contribution of limited liability company membership interests and partnership interests in entities that owned certain real property and improvements in Arlington County, Virginia, to the operating partnership on December 19, 2005.

        We are required to register the 747,355 common shares pursuant to a registration rights agreement with the holders of those units. We will acquire units from the redeeming unit holders in exchange for any common shares that we issue. We have registered the issuance of the common shares to permit their holders to sell them in the open market or otherwise, but the registration of the shares does not necessarily mean that any holders will elect to redeem their units. Also, upon any redemption, we may elect to pay cash for the units tendered rather than issue common shares. Although we will incur expenses in connection with the registration of the common shares, we will not receive any cash proceeds upon their issuance.

        The common shares are listed on the New York Stock Exchange under the symbol "VNO."

        There are restrictions on ownership of the common shares designed to preserve our status as a real estate investment trust for federal income tax purposes. See "Description of Common Shares—Restrictions on Ownership of Common Shares" beginning on page 14 for information about these restrictions.

        See "Risk Factors" beginning on page 6 for information about factors relevant to an investment in the common shares.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.

Any representation to the contrary is a criminal offense.

Prospectus dated December 22, 2006.

        You should rely only on the information contained in this prospectus or any prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

        Unless the context otherwise requires or as otherwise specified, references in this prospectus to "Vornado," "we," "us" or "our" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where we make clear that we mean only the parent company, Vornado Realty Trust. In addition, we sometimes refer to Vornado Realty L.P. as the "operating partnership." When we say "you," without any further specification, we mean the holders of units that were issued in connection with our acquisition on December 19, 2005 of membership interests and partnership interests in entities that owned certain real property and improvements in Arlington County, Virginia.

AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common shares are listed.

        We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to other documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement of which this prospectus is a part and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC:

  (1)
  Annual report of Vornado Realty Trust on Form 10-K for the fiscal year ended December 31, 2005, filed with SEC on February 28, 2006 (File No. 001-11954);

  (2)
  Quarterly reports of Vornado Realty Trust on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (File No. 001-11954), filed with the SEC on May 2, 2006, August 1, 2006 and October 31, 2006, respectively;

  (3)
  Current reports on Form 8-K of Vornado Realty Trust dated March 17, 2006, April 25, 2006, May 2, 2006, June 28, 2006, August 17, 2006, October 27, 2006 and November 20, 2006 (File No. 001-11954), filed with the SEC on March 23, 2006, May 1, 2006, May 2, 2006, June 30, 2006, August 23, 2006, October 27, 2006 and November 27, 2006, respectively;

  (4)
  The description of Vornado Realty Trust's common shares contained in our registration statement on Form 8-B, filed with the SEC on May 10, 1993 (File No. 001-11954); and

  (5)
  All documents filed by Vornado Realty Trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering or after the date of the initial registration statement and before effectiveness of the registration statement, except that the information referred to in Item 402(a)(8) of Regulation S-K of the SEC is not incorporated by reference into this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our corporate secretary, 888 Seventh Avenue, New York, New York 10019, telephone (212) 894-7000. Alternatively, copies of these documents may be available on our website (www.vno.com). Any other documents available on our website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference in it, contains forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions in this prospectus or the documents incorporated by reference.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those listed under the caption "Risk Factors" in the Annual Report on Form 10-K and, to the extent applicable, the Quarterly Reports on Form 10-Q of Vornado Realty Trust, and any applicable prospectus supplement, as well as the following possibilities:

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  national, regional and local economic conditions;

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  consequences of any armed conflict involving, or terrorist attack against, the United States;

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  our ability to secure adequate insurance;

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  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

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  competition from other available space;

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  whether tenants consider a property attractive;

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  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

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  whether we are able to pass some or all of any increased operating costs through to our tenants;

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  how well we manage our properties;

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  fluctuations in interest rates;

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  changes in real estate taxes and other expenses;

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  changes in market rental rates;

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  the timing and costs associated with property improvements and rentals;

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  changes in taxation or zoning laws;

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  government regulation;

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  our failure to continue to qualify as a real estate investment trust;

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  availability of financing on acceptable terms or at all;

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  potential liability under environmental or other laws or regulations; and

  •
  general competitive factors.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference.

        All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and, to the extent applicable, our Quarterly Reports on Form 10-Q and any applicable prospectus supplement.

RISK FACTORS

        An investment in our common shares involves certain risks. See "Risk Factors" beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference herein, and, to the extent applicable, our Quarterly Reports on Form 10-Q, to read about factors you should consider before investing in our common shares.

VORNADO AND THE OPERATING PARTNERSHIP

        We are a fully integrated real estate investment trust organized under the laws of Maryland. We conduct our business through, and substantially all of our interests in properties are held by, the operating partnership. We are the sole general partner of, and owned approximately 90.1% of the common limited partnership interest in, the operating partnership as of November 30, 2006.

        We, through the operating partnership, currently own directly or indirectly:

  •
  Office Properties:

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  all or portions of 115 office properties aggregating approximately 31.1 million square feet in the New York City metropolitan area (primarily Manhattan) and in the Washington, D.C. and Northern Virginia area;

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  Retail Properties:

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  122 retail properties in nine states and Puerto Rico aggregating approximately 17.8 million square feet, including 3.1 million square feet built by tenants on land leased from Vornado;

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  Merchandise Mart Properties:

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  9 properties in six states aggregating approximately 9.1 million square feet of showroom and office space, including the 3.4 million square foot Merchandise Mart in Chicago;

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  Temperature Controlled Logistics:

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  a 47.6% interest in Americold Realty Trust ("Americold"), which owns and operates 86 cold storage warehouses nationwide;

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  Toys "R" Us, Inc.:

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  a 32.9% interest in Toys "R" Us, Inc. which owns and/or operates 1,305 stores worldwide, including 587 toy stores and 245 Babies "R" Us stores in the United States and 473 toy stores internationally;

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  Other Real Estate Investments:

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  33% of the outstanding common stock of Alexander's, Inc.;

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  the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

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  a 15.8% interest in The Newkirk Master Limited Partnership (the limited partnership units are exchangeable on a one-for-one basis into common shares of Newkirk Realty Trust (NYSE: NKT)) which owns office, retail and industrial properties net leased primarily to credit rated tenants, and various debt interests in such properties;

  •
  mezzanine loans to real estate related companies; and

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  interests in other real estate including a 13.5% interest in GMH Communities L.P. (the limited partnership units are exchangeable on a one-for-one basis into common shares of

    GMH Communities Trust (NYSE: GCT)) which owns and manages student and military housing properties throughout the United States; seven dry warehouse/industrial properties in New Jersey containing approximately 1.5 million square feet; other investments and marketable securities.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the shares offered by this prospectus but will acquire units in the operating partnership in exchange for any shares that we may issue to a redeeming unit holder.

REDEMPTION OF UNITS

        The operating partnership's partnership agreement, which we define below, provides that if your units have been outstanding for at least one year, and other conditions are satisfied as described below, you will have the right to have your units redeemed in whole or in part by the operating partnership for cash equal to the fair market value, at the time of redemption, of one common share of Vornado for each unit redeemed. We have the right to assume the operating partnership's obligation and to issue you one common share for each unit tendered instead of paying the cash redemption amount. You may redeem units only in compliance with the securities laws, the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, dated as of October 20, 1997, as amended, and our declaration of trust's limits on ownership of common shares. We refer to the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, as the "partnership agreement." The partnership agreement establishes limitations on your right to redeem units.

        You may exercise the right to redeem your units by providing a notice of redemption, substantially in the form attached as an exhibit to the partnership agreement, to the operating partnership, with a copy to us. You may also be required to furnish the operating partnership and us with certain certificates and other information. Unless we elect to assume and perform the operating partnership's obligation with respect to the redemption and exchange your units for common shares as described below, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the value of the units to be redeemed. The "specified redemption date" with respect to your units generally will be the sixty-first (61st) day following our receipt of your notice of redemption.

        Redemptions pursuant to the redemption rights discussed above and other transfers and redemptions of operating partnership units (other than certain redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code) are limited in any one taxable year to 10% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

        When we say "business day," we mean a day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. The market value of a unit for the purpose of redemption will be equal to the average of the closing trading prices of our common shares on the NYSE for the ten trading days before the day on which we received the notice of redemption or, if that day is not a business day, the first business day after that day.

        Instead of the operating partnership's acquiring the units for cash, we have the right to acquire the units on the specified redemption date directly from you, in exchange for either the value of the units in cash or for common shares. However, we do not have this right if the common shares are not publicly traded, as described below. If we acquire the units, we will become their owner. In either case, acquisition of the units by us will be treated as a sale of the units by you to us for federal income tax purposes. See "—Tax Consequences of Redemption—Tax Treatment of Redemption of Units" for information about the tax consequences of redeeming units to the redeeming unit holder.

        If we determine to acquire the units in exchange for common shares, the total number of common shares to be paid to you will be equal to the product of the number of units we are acquiring times the conversion factor. See "Description of the Units and the Operating Partnership—Sales of Assets" for further information about the conversion factor, which is 1.0 as of the date of this prospectus. We currently anticipate that we generally will elect to acquire directly units tendered for redemption and to issue common shares in exchange for the units rather than pay cash, but we will decide whether to pay cash or issue common shares upon redemption of units when units are tendered for redemption.

        When you redeem units, your right to receive distributions on the units so redeemed or exchanged will cease, unless the record date for a distribution was a date before the specified redemption date and the applicable distribution has not yet been made. You must redeem at least 1,000 units at a time, or all of your remaining units if you own less than 1,000 units. No redemption or exchange can occur if delivery to you of common shares on the specified redemption date would be prohibited either under our declaration of trust or, as long as the common shares are publicly traded, under applicable federal or state securities laws.

        All units delivered for redemption must be delivered to the operating partnership or us, as the case may be, free and clear of all liens. Neither we nor the operating partnership will be under any obligation to acquire units if there are liens on the units. As a redeeming unit holder, you will be required to pay any state or local property transfer tax that is payable as a result of the transfer of your units to the operating partnership or us.

        If you assign your units to another person, that person may redeem the units. In that case, the redemption payment will be paid directly to the transferee.

        If we notify you that we intend to make an extraordinary distribution of cash or property to our shareholders or to effect a merger, a sale of all or substantially all of our assets or any other similar extraordinary transaction, the right to redeem units will be exercisable during the period commencing on the date on which we provide that notice and ending on either:

  •
  if there is a record date to determine shareholders eligible to receive the extraordinary distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, the record date; or

  •
  if there is no record date of this kind, the date that is twenty days after the date on which we provided notice of the extraordinary distribution or extraordinary transaction.

        If this paragraph applies, the specified redemption date will be the sooner of:

  •
  the tenth business day after the operating partnership receives the notice of redemption; or

  •
  the business day immediately preceding the record date to determine shareholders eligible to receive the extraordinary distribution or vote on approval of the extraordinary transaction.

        However, if the specified redemption date occurs in less than ten business days and the operating partnership elects to redeem the units for cash, the operating partnership will have up to ten business days after receiving the notice of redemption to deliver payment for the units.

        If we merge or consolidate with another company or sell all or substantially all of our assets as a whole and our shareholders are obligated to accept cash and/or debt obligations in full or partial payment for their common shares in the transaction, then following such merger or sale the redemption price payable upon exercise of the foregoing redemption right will be an amount equal to (a) the redemption amount determined as described above plus (b) an amount equal to the value, on a per-unit equivalent basis, of the consideration paid to our common shareholders in that merger or other sale in the form of cash and/or debt obligations.

        If our common shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of our common shares, your right to redeem units will be determined by reference to the common stock of our majority owner and we will have the right to elect to acquire the units to be redeemed with common stock of our majority owner. If the common shares are not publicly traded and we have no majority owner with publicly traded common stock, the amount payable by the operating partnership or by us in satisfaction of the redemption request, if redemption is then available, would be payable only in cash and would be determined based upon the net fair market value of the operating partnership's assets at the time the units are redeemed, as determined in good faith by us.

Registration Rights

        Under the registration rights agreement between us and the unit holders named in the agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, those unit holders have the right to demand registration of the common shares for which their units may be redeemed when they redeem their units, unless the shares they receive are already registered under an effective registration statement filed with the SEC, which this registration statement is intended to accomplish. The registration rights agreement provides that we will pay all expenses of registering the shares. The agreement also provides that the holders of the shares will pay any brokerage and sales commissions, fees and disbursements of counsel to the holders, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the shares by the holders.

Tax Consequences of Redemption

        The following discussion summarizes the material federal income tax considerations that may be relevant to a unit holder who redeems his or her units. This discussion only applies to unit holders that provide an affidavit to the operating partnership, at the time their units are redeemed, stating that the unit holder is not a foreign person and stating the unit holder's taxpayer identification number, under penalties of perjury.

        You should consult your own tax advisors regarding the tax consequences to you of redeeming your units, including the federal, state, local and foreign tax consequences of redeeming units in your particular circumstances and potential changes in applicable laws.

Tax Treatment of Redemption of Units

        If we assume and perform the redemption obligation, the partnership agreement provides that the redemption will be treated by us, the operating partnership and the redeeming unit holder as a sale of units by the redeeming unit holder to us at the time the units are redeemed. This sale will be fully taxable to the redeeming unit holder, and the redeeming unit holder will be treated as realizing for tax purposes an amount equal to the sum of:

  •
  the cash or the value of the common shares received in the exchange; plus

  •
  the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

        The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss is discussed more fully under "—Tax Treatment of Disposition of Units by Unit Holders Generally" below.

        If we do not elect to assume the obligation to redeem a unit holder's units for common shares, the operating partnership will redeem the units for cash. If the operating partnership redeems units for cash that we contribute to the operating partnership for that purpose, the redemption likely would be treated for tax purposes as a sale of the units to us in a fully taxable transaction, although this is not certain. If the redemption is treated that way for tax purposes, the redeeming unit holder would be treated as realizing an amount equal to the sum of:

  •
  the cash received in the exchange; plus

  •
  the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss if a redemption is treated as a sale for tax purposes is discussed more fully under "—Tax Treatment of Disposition of Units by Unit Holders Generally" below.

        If, instead, the operating partnership chooses to redeem units for cash that is not contributed by us for that purpose, the tax consequences would be the same as described in the previous paragraph with the following exception. If the operating partnership redeems less than all of a unit holder's units, the unit holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the amount he or she would be treated as receiving, as described above, exceeded his or her adjusted basis in all of his or her units immediately before the redemption.

Potential Application of Disguised Sale Regulations to a Redemption of Units

        A redemption of units may cause the original transfer of property to the operating partnership in exchange for units to be treated as a "disguised sale" of property. The Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations under the Internal Revenue Code generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration from the partnership to the partner, including the partnership's assumption of a liability or taking the property subject to a liability, will be presumed to be a sale, in whole or in part, of the property by the partner to the partnership. Further, the Treasury regulations provide generally that, in the absence of an applicable exception, if a partnership transfers money or other consideration to a partner within two years after the partner contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury regulations also provide that if two years have passed between the time when the partner contributed property to the partnership and the time when the partnership transferred money or other consideration to the partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

        Accordingly, if the operating partnership redeems a unit, the Internal Revenue Service could contend that the redemption should be treated as a disguised sale because the redeeming unit holder will receive cash or common shares after having contributed property to the operating partnership. If the IRS took that position successfully, the issuance of the units in exchange for the contributed property could be taxable as a disguised sale of the contributed property under the Treasury regulations.

Tax Treatment of Disposition of Units by Unit Holders Generally

        If a unit holder redeems units in a manner that is treated as a sale of the units, the gain or loss from the sale or other disposition will be based on the difference between:

  •
  the amount considered realized for tax purposes; and

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  the unit holder's tax basis in the units.

        See "—Basis of Units" below for information about the tax basis of units.

        The "amount realized" will be measured by the sum of:

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  the cash and fair market value of other property received, including any common shares; plus

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  the portion of the operating partnership's liabilities allocable to the units sold.

        The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest.

        A selling unit holder will recognize gain to the extent that the amount he or she realizes in the sale exceeds his or her basis in the units sold. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including common shares, received in exchange for the units.

        Except as described below, any gain recognized upon a sale or other disposition of units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a unit attributable to a unit holder's share of "unrealized receivables" of the operating partnership, as defined in Section 751 of the Code, exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in operating partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the operating partnership had sold its assets at their fair market value at the time of the transfer of a unit.

        For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange of a capital asset in a taxable year beginning prior to January 1, 2011 is generally 15% where the asset is held for more than one year. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the existing depreciation recapture rules.

        The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as us and the operating partnership. The IRS has not yet issued regulations of this kind. If it does not issue regulations of this kind in the future, the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the period of time over which the non-corporate holder held the unit. The IRS might, however, issue regulations that would provide that the rate of tax that would apply to the disposition of a unit by a non-corporate holder would be determined based upon the nature of the assets of the operating partnership and the periods of time over which the operating partnership held the assets. Moreover, if the IRS adopts regulations of this kind, they might apply retroactively.

Basis of Units

        In general, a unit holder who received units in exchange for contributing an interest in a partnership has an initial tax basis in the units equal to his or her basis in the contributed partnership interest. A unit holder's basis in his or her units generally is increased by:

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  the unit holder's share of operating partnership taxable and tax-exempt income;

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  increases in his or her share of the liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest; and

  •
  any gain recognized under Section 737 of the Code due to the receipt of a distribution from the operating partnership within seven years after the unit holder contributed property to the operating partnership.

        Generally, a unit holder's initial basis in his or her units is decreased by:

  •
  his or her share of operating partnership distributions;

  •
  decreases in his or her share of liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest;

  •
  his or her share of losses of the operating partnership; and

  •
  his or her share of nondeductible expenditures of the operating partnership that are not chargeable to capital.

However, a unit holder's basis will not decrease below zero.

DESCRIPTION OF COMMON SHARES

        The following description of our common shares is only a summary and is subject to, and qualified in its entirety by reference to, the provision governing the common shares contained in our (a) amended and restated declaration of trust, including the articles supplementary for each series of preferred shares, and (b) amended and restated bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain copies of the declaration of trust and by-laws.

        The declaration of trust authorizes the issuance of up to 620,000,000 shares, consisting of 200,000,000 common shares of beneficial interest, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 310,000,000 excess shares of beneficial interest, $.04 par value per share.

        As of November 30, 2006, 143,470,194 common shares were issued and outstanding. No excess shares were issued and outstanding as of November 30, 2006. Our common shares are listed on the NYSE under the symbol "VNO."

        As of November 30, 2006, the declaration of trust authorizes the issuance of 110,000,000 preferred shares. Of the authorized 110,000,000 preferred shares, we have designated:

  •
  5,789,400 as $3.25 Series A Convertible Preferred Shares;

  •
  3,500,000 as Series D-1 8.5% Cumulative Redeemable Preferred Shares;

  •
  549,336 as Series D-2 8.375% Cumulative Redeemable Preferred Shares;

  •
  8,000,000 as Series D-3 8.25% Cumulative Redeemable Preferred Shares;

  •
  5,000,000 as Series D-4 8.25% Cumulative Redeemable Preferred Shares

  •
  7,480,000 as Series D-5 8.25% Cumulative Redeemable Preferred Shares;

  •
  1,000,000 as Series D-6 8.25% Cumulative Redeemable Preferred Shares;

  •
  7,200,000 as Series D-7 8.25% Cumulative Redeemable Preferred Shares;

  •
  360,000 as Series D-8 8.25% Cumulative Redeemable Preferred Shares;

  •
  1,800,000 as Series D-9 8.25% Cumulative Redeemable Preferred Shares;

  •
  4,800,000 as Series D-10 7.00% Cumulative Redeemable Preferred Shares;

  •
  2,200,000 as Series D-11 7.20% Cumulative Redeemable Preferred Shares;

  •
  800,000 as Series D-12 6.55% Cumulative Redeemable Preferred Shares;

  •
  4,000,000 as Series D-14 6.75% Cumulative Redeemable Preferred Shares;

  •
  1,800,000 as Series D-15 6.875% Cumulative Redeemable Preferred Shares;

  •
  3,450,000 as 7.00% Series E Cumulative Redeemable Preferred Shares;

  •
  6,000,000 as 6.75% Series F Cumulative Redeemable Preferred Shares;

  •
  9,200,000 as 6.625% Series G Cumulative Redeemable Preferred Shares;

  •
  4,600,000 as 6.750% Series H Cumulative Redeemable Preferred Shares; and

  •
  12,050,000 as 6.625% Series I Cumulative Redeemable Preferred Shares.

        As of November 30, 2006, 151,635 Series A Preferred Shares, 1,600,000 Series D-10 Preferred Shares, 3,000,000 Series E Preferred Shares, 6,000,000 Series F Preferred Shares, 8,000,000 Series G

Preferred Shares, 4,500,000 Series H Preferred Shares and 10,800,000 Series I Preferred Shares were outstanding. No Series C, Series D-1, Series D-2, Series D-3, Series D-4, Series D-5, Series D-6, Series D-7, Series D-8, Series D-9, Series D-11, Series D-12, Series D-14 or Series D-15 Preferred Shares were issued and outstanding as of November 30, 2006. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of the operating partnership of a corresponding series that were issued and outstanding as of November 30, 2006.

Dividend and Voting Rights of Holders of Common Shares

        The holders of our common shares are entitled to receive dividends when, if and as authorized by our board and declared by us out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, we may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

        The holders of our common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of our common shares do not have any conversion, redemption or preemptive rights to subscribe to any of our securities. If we are dissolved, liquidated or wound up, holders of our common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

        The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and the common shares offered by this prospectus, upon issuance, will be, duly authorized, fully paid and non-assessable.

Restrictions on Ownership of Common Shares

The common shares beneficial ownership limit

        For us to maintain our qualification as a REIT under the Code, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "—The common shares beneficial ownership limit" assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

        Our declaration of trust contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard us against an inadvertent loss of our REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. Our declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. Our board subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant exemptions from the common shares beneficial ownership limit.

The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of our outstanding shares would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if we issue additional common shares, up to the percentage held by them immediately before we issue the additional shares.

        Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of our outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of our outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of our outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

The constructive ownership limit

        Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "—The constructive ownership limit" assume application of the applicable attribution rules of the Code.

        In order to ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

        Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

Issuance of excess shares if the ownership limits are violated

        Our declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause our shares of beneficial interest to be beneficially owned by fewer than 100 persons, will have no effect and the purported transferee will acquire no rights or economic interest in the common shares. In addition, our declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by us. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before we discover the automatic exchange for excess shares must be repaid to us upon demand.

        If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to us. The declaration of trust provides that we, or our designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which we, or our designee, may purchase the excess shares will be equal to the lesser of:

  •
  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

  •
  the market price of the common shares exchanged for the excess shares on the date that we accept the deemed offer to sell the excess shares.

        Our right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if we did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that our board determines in good faith that an exchange for excess shares has occurred.

Other provisions concerning the restrictions on ownership

        Our board may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to our board is presented showing that the exemption will not jeopardize our status as a REIT under the Code. No exemption to a person that is an individual for purposes of Section 542(a)(2) of the Code, however, may permit the individual to have beneficial ownership in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, our board may require a ruling from the IRS, and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving our REIT status.

        The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2.0% of the outstanding common shares must give a written notice to us containing the information specified in our declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to us upon demand any information that we may request, in good faith, to determine our status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

        The ownership restrictions described above may have the effect of precluding acquisition of our control unless our board determines that maintenance of REIT status is no longer in our best interests.

Transfer Agent

        The transfer agent for our common shares is American Stock Transfer & Trust Company, New York, New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR DECLARATION OF TRUST AND BYLAWS

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws.

Classification of the Board of Trustees

        Our declaration of trust provides that the number of our trustees may be established by the board of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies.

        Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board of trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of Vornado, even though the tender offer or change in control might be in the best interest of the shareholders.

Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing the board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of directors of the trust and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

        The board of trustees has adopted a resolution exempting any business combination between any trustee or officer of Vornado, or their affiliates, and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter into business combinations with Vornado. With respect to business combinations with other persons, the business combination provisions of the Maryland General Corporation Law may have the effect of delaying, deferring or preventing a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

        Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Vornado may merge or consolidate with another entity or entities or sell or transfer all or substantially all of the trust property, if approved by the board of trustees and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Similarly, our declaration of trust provides for approval of amendments (which have been first declared advisable by our board of directors) by the affirmative vote of a majority of the votes entitled to be cast on the matter. Some limited exceptions (including amendments to the provisions of our declaration of trust related to the removal of trustees, ownership and transfer restrictions and amendments) require the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter.

        Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by the board of trustees. In addition, our declaration of trust, as permitted by Maryland law, contains a provision that permits our Board, without a shareholder vote, to amend the declaration of trust to increase the authorized shares of any class or series of beneficial interest that we are authorized to issue.

        Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees, or (iii) provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price for holders of common shares or otherwise be in their best interest.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares for your general information only. It is not tax advice. The tax treatment of a holder of common shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold common shares as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks;

  •
  tax-exempt organizations;

  •
  certain insurance companies;

  •
  persons liable for the alternative minimum tax;

  •
  persons that hold securities that are a hedge, that are hedged against or currency risks or that are part of a straddle or conversion transaction; and

  •
  U.S. shareholders whose functional currency is not the U.S. dollar.

        This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, including the federal, state, local and foreign tax consequences of acquiring, owning and selling common shares in your particular circumstances and potential changes in applicable laws.

Taxation of Vornado Realty Trust as a REIT

        In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.

        In providing its opinion, Sullivan & Cromwell LLP is relying,

  •
  as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to Vornado, Two Penn Plaza REIT, Inc. ("Two Penn") and Americold;

  •
  without independent investigation, as to certain factual matters upon the statements and representations contained in the certificate provided to Sullivan & Cromwell LLP by Alexander's; and

  •
  without independent investigation, upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995.

        In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

        Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's, Americold and Two Penn, by Alexander's, Americold and Two Penn, of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado's, Two Penn's, Americold's or Alexander's operations for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor Shearman & Sterling LLP will monitor the compliance of Vornado, Two Penn, Americold or Alexander's with the requirements for REIT qualification on an ongoing basis.

        The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

        As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation. Our dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends required by noncorporate stockholders and (ii) the corporate dividends deduction.

        However, Vornado will have to pay Federal income tax as follows:

  •
  First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

  •
  Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

  •
  Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

  •
  Fourth, if Vornado has net income from "prohibited transactions", as defined in the Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification—Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income (90% for taxable years beginning on or before October 22, 2004) over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

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  Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the amounts actually distributed.

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  Seventh, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

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  Eighth, if Vornado receives non-arm's length income from a taxable REIT subsidiary (as defined under "—Requirements for Qualification—Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's length income.

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  Ninth, if Vornado fails to satisfy a REIT asset test, as described below, due to reasonable cause and Vornado nonetheless maintains its REIT qualification because of specified cure provisions, Vornado will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Vornado to fail such test.

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  Tenth, if Vornado fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Vornado may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association

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  which is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

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  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

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  the beneficial ownership of which is held by 100 or more persons;

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  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities; and

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  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Common Shares—Restrictions on Ownership of Common Shares."

        Vornado owns a number of wholly-owned corporate subsidiaries. Code Section 856(i) provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

        If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the operating partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the fourth bullet point on page 29 for a discussion of prohibited transactions.

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

        A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Vornado's taxable REIT subsidiaries will also be taxable, either (1) to Vornado to the extent the dividend is retained by Vornado, or (2) to Vornado's stockholders to the extent the dividends received from the taxable REIT subsidiary are paid to Vornado's stockholders. Vornado may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order for Vornado to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets. Vornado expects that the aggregate value of all of its interests in taxable REIT subsidiaries will represent less than 20% of the total value of its assets; however, Vornado cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility as more fully described below under "—Income Tests," a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

        Income Tests.    In order to maintain its qualification as a REIT, Vornado annually must satisfy two gross income requirements.

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  First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property", as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

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  Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

        Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

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  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

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  Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

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  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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  Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

        Vornado does not derive significant rents from related party tenants other than rents received with respect to its interest in Toys "R" Us, Inc. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

        Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

        From time to time, Vornado may enter into hedging transactions with respect to one or more of its assets or liabilities. Vornado's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income Vornado derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term "hedging transaction," as used above, generally means any transaction Vornado enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Vornado. Vornado intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

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  Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

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  Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

        Vornado might not be entitled to the benefit of these relief provisions, however. As discussed below, even if these relief provisions apply, Vornado would have to pay a tax on the excess income.

        Asset Tests.    Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

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  First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

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  Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

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  Third, not more than 20% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets. Moreover, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called "straight-debt" securities). Also, solely for the purposes of the 10% value test described above, the determination of Vornado's interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Vornado's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. As a consequence, if the IRS successfully challenges the partnership status of any of the partnerships in which Vornado maintains an interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation Vornado could lose its REIT status.

        Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

        Since April of 1997, Vornado has also owned, through the operating partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Two Penn will also qualify as a REIT.

        Vornado also owns, through the operating partnership, a 47.6% interest in Americold. Vornado's indirect ownership interest in Americold will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Americold qualifies as a REIT for its first taxable year and each subsequent taxable year. Vornado believes that Americold will also qualify as a REIT.

        Certain relief provisions may be available to Vornado if it fails to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Vornado will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Vornado disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Vornado may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Annual Distribution Requirements.    Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

        In addition, if Vornado disposes of any asset within 10 years of acquiring it, Vornado will be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration.

        To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

        Vornado intends to satisfy the annual distribution requirements.

        From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

        Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Failure to qualify as a REIT

        If Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.

        If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

Taxation of Holders of Common Shares

  U.S. Shareholders

        As used in this section, the term "U.S. shareholder" means a holder of common shares who, for United States Federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a domestic corporation;

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  an estate whose income is subject to United States Federal income taxation regardless of its source; or

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  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        Taxation of Dividends.    As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. Noncorporate U.S. stockholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends Vornado received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) for Vornado's previous taxable year and less any taxes paid by Vornado during its previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual stockholder level. Noncorporate U.S. stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Vornado. Distributions of this kind will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held his common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by

Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

        U.S. stockholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

        Distributions made by Vornado and gain arising from a U.S. stockholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

        Sale or Exchange of Shares.    When a U.S. stockholder sells or otherwise disposes of shares, the stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

        Backup Withholding.    Vornado will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

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  is described in Section 401(a) of the Code;

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  is tax-exempt under Section 501(a) of the Code; and

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  holds more than 10% (by value) of the equity interests in the REIT.

        Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

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  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

        The rules described above under the heading "U.S. shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

  Non-U.S. Shareholders

        The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to United States Federal income tax on a net income basis who own common shares, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business and in either case other applicable requirements were met.

        Distributions to a non-U.S. stockholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

        Return of Capital.    Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. stockholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

        Capital Gain Dividends.    Distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. holder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above in "—Ordinary Dividends".

        Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. stockholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

        Sales of Shares.    Gain recognized by a non-U.S. stockholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. stockholder if investment in the shares is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. stockholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

        If Vornado does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. stockholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the stockholder owned more than 5% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such shares or the five-year period ending on the date when the stockholder disposed of the stock. A non-U.S. stockholder that holds a class of Vornado's shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the stockholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Vornado's outstanding shares with the lowest fair market value. If a non-U.S. stockholder holds a class of Vornado's shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

  Federal estate taxes

        Common shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  Backup Withholding and Information Reporting

        If you are a non-U.S. stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

  •
  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

  Other tax consequences

        State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

DESCRIPTION OF THE UNITS AND THE OPERATING PARTNERSHIP

        The following description of the material terms of the units and some material provisions of the partnership agreement does not describe every aspect of the units or the partnership agreement and is only a summary of, and qualified in its entirety by reference to, applicable provisions of Delaware law and the partnership agreement. A copy of the partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain a copy of the partnership agreement. For a comparison of the voting rights and some other rights of unit holders in the operating partnership and our shareholders, see "Comparison of Ownership of Units and Common Shares."

The Operating Partnership's Outstanding Classes of Units

        Holders of units, other than us in our capacity as general partner, hold a limited partnership interest in the operating partnership. All holders of units, including us in our capacity as general partner, are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership.

        Holders of units have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The units are not registered under any federal or state securities laws, and they are not listed on any exchange or quoted on any national market system. The partnership agreement imposes restrictions on the transfer of units. See "—Restrictions on Transfers of Units by Limited Partners" below for further information about these restrictions.

        As of November 30, 2006, there were outstanding:

  •
  151,635 series A preferred units;

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  1,600,000 series D-10 pass-through preferred units;

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  563,263 series B-1 convertible preferred units;

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  304,761 series B-2 restricted convertible preferred units;

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  3,200,000 series D-10 preferred units;

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  1,400,000 series D-11 preferred units;

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  800,000 series D-12 preferred units;

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  1,867,311 series D-13 preferred units;

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  4,000,000 series D-14 preferred units;

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  1,800,000 series D-15 preferred units;

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  3,000,000 series E preferred units;

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  6,000,000 series F preferred units;

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  400,000 series F-1 preferred units;

  •
  8,000,000 series G preferred units;

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  4,500,000 series H preferred units;

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  10,800,000 series I preferred units; and

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  158,654,233 class A units, including 14,798,000 not held by us.

Distributions with Respect to Units

        The partnership agreement provides for distributions, as determined in the manner provided in the partnership agreement, to us and the limited partners in proportion to their percentage interests in the operating partnership, subject to the distribution preferences that are described in the next paragraph. As general partner of the operating partnership, we have the exclusive right to declare and cause the operating partnership to make distributions as and when we deem appropriate or desirable in our sole discretion. For so long as we elect to qualify as a REIT, we will make reasonable efforts, as determined by us in our sole discretion, to make distributions to partners in amounts such that we will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any federal income or excise tax liability for us.

        Distributions vary among the holders of different classes of units:

  •
  The series A preferred units entitle us as their holder to a cumulative preferential distribution at an annual rate of $3.25 per series A preferred unit, which we refer to as the "series A preferred distribution preference." The series A preferred units correspond to our series A preferred shares.

  •
  The series D-10 pass-through preferred units entitle us as their holder to a cumulative preferential distribution at an annual rate of $1.75 per unit, which we call the "series D-10 pass-through preferred distribution preference." The series D-10 pass-through preferred units correspond to our series D-10 preferred shares.

  •
  The series B-1 convertible preferred units entitle their holder to a preferential distribution at the annual rate of $2.50 per unit, and the series B-2 restricted preferred units entitle their holders to a preferential distribution at the annual rate of $4.00 per unit. We refer to these preferential distributions as the "series B-1 and B-2 preferred distribution preferences."

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  The series D-10 preferred units entitle their holder to a preferential distribution at the annual rate of $1.75 per unit, which we refer to as the "series D-10 preferred distribution preference."

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  The series D-11 preferred units entitle their holder to a preferential distribution at the annual rate of $1.80 per unit, which we refer to as the "series D-11 preferred distribution preference."

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  The series D-12 preferred units entitle their holder to a preferential distribution at the annual rate of $1.6375 per unit, which we refer to as the "series D-12 preferred distribution preference."

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  The series D-13 preferred units entitle their holder to a preferential distribution at the annual rate of $0.75 per unit, which we refer to as the "series D-13 preferred distribution preference."

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  The series D-14 preferred units entitle their holder to a preferential distribution at the annual rate of $1.6875 per unit, which we refer to as the "series D-14 preferred distribution preference."

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  The series D-15 preferred units entitle their holder to a preferential distribution at the annual rate of $1.71875 per unit, which we refer to as the "series D-15 preferred distribution preference."

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  The series E preferred units entitle their holder to a preferential distribution at the annual rate of $1.75 per unit, which we refer to as the "series F preferred distribution preference."

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  The series F preferred units entitle their holder to a preferential distribution at the annual rate of $1.6875 per unit, which we refer to as the "series F preferred distribution preference."

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  The series F-1 preferred units entitle their holder to a preferential distribution at the annual rate of $2.25 per unit, which we call the "series F-1 preferred distribution preference."

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  The series G preferred units entitle their holder to a preferential distribution at the annual rate of $1.65625 per unit, which we refer to as the "series G preferred distribution preference."

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  The series H preferred units entitle their holder to a preferential distribution at the annual rate of $1.6875 per unit, which we refer to as the "series H preferred distribution preference."

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  The series I preferred units entitle their holder to a preferential distribution at the annual rate of $1.65625 per unit, which we refer to as the "series I preferred distribution preference."

        We sometimes refer to the series A preferred distribution preference, the series D-10 pass-through distribution preference, the series B-1 and B-2 preferred distribution preferences, the series D-10 preferred distribution preference, the series D-11 preferred distribution preference, the series D-12 preferred distribution preference, the series D-13 preferred distribution preference, the series D-14 preferred distribution preference, the series D-15 preferred distribution preference, the series E preferred distribution preference, the series F preferred distribution preference, the series F-1 preferred distribution preference, the series G preferred distribution preference, the series H preferred distribution preference and the series I preferred distribution preference as the "preferred distribution preferences."

        The value of each common unit, regardless of its class, equates to one our common shares. Preferred units do not have a value equating to one common share, but have the liquidation preferences and conversion prices for conversion into class A units or terms for redemption for cash or corresponding preferred shares that are established in the partnership agreement.

        The partnership agreement provides that the operating partnership will make distributions when, as and if declared by us in the order of preference provided for in the partnership agreement. The order of preference in the partnership agreement provides that distributions will be paid first to us as necessary to enable us to pay REIT expenses. The partnership agreement defines "REIT expenses" to mean:

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  costs and expenses relating to the continuity of our existence and any entity in which we own an equity interest;

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  costs and expenses relating to any of our offer or registration of securities;

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  costs and expenses associated with preparing and filing our periodic reports under federal, state and local laws, including SEC filings;

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  costs and expenses associated with our compliance with laws, rules and regulations applicable to it; and

  •
  all other operating or administrative expenses we incurred in the ordinary course of its business.

        After the operating partnership pays us distributions as necessary to enable us to pay REIT expenses, distributions will be paid:

  •
  first, to holders of any class of preferred units ranking senior, as to distributions or redemption or voting rights, to class A units; and

  •
  second, to holders of class A units.

Ranking of Units

        The series A preferred units, series B pass-through preferred units, series C pass-through preferred units, series D-10 pass-through preferred units, series B-1 convertible preferred units, series B-2 restricted preferred units, series C-1 preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, series D-6 preferred units, series D-7 preferred units, series D-8 preferred units, series D-9 preferred units, series D-10 preferred units, series D-11 preferred units, series D-12 preferred units, series D-13 preferred units, series D-14 preferred units, series D-15 preferred units, series E preferred units, series E-1 convertible preferred units, series F preferred units, series F-1 preferred units, series G preferred units, series H preferred units and series I preferred units rank senior to the class A units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership. The series A preferred units, series B pass-through preferred units, series C pass-through preferred units, series D-10 pass-through preferred units, series B-1 convertible preferred units, series B-2 restricted preferred units, series C-1 preferred units, series D-1 preferred units, series D-2 preferred units, series D-3 preferred units, series D-4 preferred units, series D-5 preferred units, series D-6 preferred units, series D-7 preferred units, series D-8 preferred units, series D-9 preferred units, series D-10 preferred units, series D-11 preferred units, series D-12 preferred units, series D-13 preferred units, series D-14 preferred units, series D-15 preferred units, series E preferred units, series E-1 convertible preferred units, series F preferred units, series F-1 preferred units, series G preferred units, series H preferred units and series I preferred units and any other units designated as "parity units" all rank on a parity with each other, in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership, without preference or priority of one over the other. The series B pass-through units, the series C pass-through preferred units, the series C-1 preferred units, the series D-1 preferred units, the series D-2 prefered units, the series D-3 preferred units, the series D-4 preferred units, the series D-5 preferred units, the series D-6 preferred units, the series D-7 preferred units, the series D-8 preferred units, the series D-9 preferred units and the series E-1 preferred units have been redeemed and are no longer outstanding.

        The series of preferred units have the following liquidation preferences:

  •
  $50.00 per series A preferred unit, series B-1 convertible preferred unit and series B-2 restricted preferred unit;

  •
  $25.00 per series D-10 pass-through preferred unit, series E preferred unit, series F preferred unit, series F-1 preferred unit, series G preferred unit, series H preferred unit and series I preferred unit; and

  •
  an amount per series D-10 preferred unit, series D-11 preferred unit, series D-12 preferred unit, series D-13 preferred unit, series D-14 preferred unit and series D-15 preferred unit equal to the capital account of the unit. The capital account of the series D-10 preferred units, series D-11 preferred units, series D-12 preferred units, series D-13 preferred units, series D-14 preferred units and series D-15 preferred units is equal to an original capital contribution of $25.00 per unit, adjusted from time to time to reflect the operating partnership's income, gains, losses and deductions that are allocated to the units and actual or deemed distributions to, or capital contributions by, the holders of the units (such account, as so adjusted, the "adjusted capital account").

        From time to time as determined by us, in our discretion, the operating partnership may create additional series of preference units or classes of other units senior to or on parity with the class A units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the partnership.

  Redemption or Conversion of Units

        The holders of class A units, other than us or any of our subsidiaries, have the right to redeem their units for cash or, at our option, common shares. See "Redemption of Units" above for further information about this right.

        The series A preferred units became redeemable at our option for class A units on April 1, 2001, and are convertible at our option into class A units at any time, provided that an equivalent number of series A preferred shares are concurrently converted into common shares by their holders. The number of class A units into which the series A preferred units are redeemable or convertible is equal to the aggregate liquidation preference of the series A preferred units being redeemed or converted divided by their conversion price. The conversion price of the series A preferred units is now $36.10 and may be adjusted from time to time to take account of stock dividends and other transactions.

        The series D-10 pass-through preferred units are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-10 pass-through preferred units at any time beginning on November 17, 2008, provided that an equivalent number of series D-10 preferred shares are concurrently redeemed by us.

        The series B-1 convertible preferred units are redeemable at any time beginning on January 1, 2008 at our option for a number of class A units equal to the aggregate liquidation preference of the series B-1 convertible preferred units of $50.00 per unit divided by the conversion price of the series B-1 convertible preferred units of $54.7050. The series B-2 restricted preferred units are redeemable at any time beginning on January 1, 2008 at our option for cash of $50 per unit. The series B-1 convertible preferred units and series B-2 restricted preferred units are convertible at any time at the option of their holders in groups of two series B-1 convertible preferred units and one series B-2 restricted preferred unit into a number of class A units equal to the aggregate series B-1 and B-2 preferred liquidation preferences of the units being converted divided by the conversion price of $54.7050.

        The series B pass-through units, the series C pass-through units, the series C-1 preferred units, the series D-1 preferred units, the series D-2 preferred units, the series D-3 preferred units, the series D-4 preferred units, the series D-5 preferred units, the series D-6 preferred units, the series D-7 preferred units, the series D-8 preferred units, the series D-9 preferred units and the series E-1 preferred units have been redeemed and are no longer outstanding.

        The series D-10 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 17, 2008 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-10 units being redeemed. At any time beginning on November 17, 2012, or earlier upon the occurrence of specified events, holders of series D-10 preferred units will have the right to have their series D-10 preferred units redeemed by the operating partnership for either:

  •
  cash equal to the adjusted capital account in respect of the series D-10 preferred units being redeemed; or

  •
  at our option, one series D-10 preferred share of Vornado for each series D-10 preferred unit redeemed.

        The series D-11 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 27, 2009 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-11 units being redeemed. At any time beginning on May 27, 2014, or earlier upon the occurrence of specified events, holders of series D-11 preferred units will have the right to have their series D-11 preferred units redeemed by the operating partnership for either:

  •
  cash equal to the adjusted capital account in respect of the series D-11 preferred units being redeemed; or

  •
  at our option, one series D-11 preferred share of Vornado for each series D-11 preferred unit redeemed.

        The series D-12 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on December 17, 2009 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-12 units being redeemed. At any time beginning on January 1, 2015, or earlier upon the occurrence of specified events, holders of series D-12 preferred units will have the right to have their series D-12 preferred units redeemed by the operating partnership for either:

  •
  cash equal to the adjusted capital account in respect of the series D-12 preferred units being redeemed; or

  •
  at our option, one series D-12 preferred share of Vornado for each series D-12 preferred unit redeemed.

        The series D-13 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on December 30, 2011 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-13 units being redeemed. At any time beginning on December 30, 2016, or earlier upon the occurrence of specified events, holders of series D-13 preferred units will have the right to have their series D-13 preferred units redeemed by the operating partnership for either:

  •
  cash or certain property equal to the adjusted capital account in respect of the series D-13 preferred units being redeemed; or

  •
  at our option, common shares of Vornado with a value equal to the value of the capital account in respect of the series D-13 preferred units being redeemed.

        The series D-14 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on September 9, 2010 for cash equal to the adjusted capital account in respect of the series D-14 units being redeemed. At any time beginning on January 1, 2016, or earlier upon the occurrence of specified events, holders of series D-14 preferred units will have the right to have their series D-14 preferred units redeemed by the operating partnership for either:

  •
  cash equal to the adjusted capital account in respect of the series D-14 preferred units being redeemed; or

  •
  at our option, one series D-14 preferred share of Vornado for each series D-14 preferred unit redeemed.

        The series D-15 preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on May 2, 2011 for cash equal to the adjusted capital account in respect of the series D-15 units being redeemed. At any time beginning on May 2, 2016, or earlier upon the occurrence of specified events, holders of series D-15 preferred units will have the right to have their series D-15 preferred units redeemed by the operating partnership for either:

  •
  cash equal to the adjusted capital account in respect of the series D-15 preferred units being redeemed; or

  •
  at our option, one series D-15 preferred share of Vornado for each series D-15 preferred unit redeemed.

        The series E preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on October 20, 2009, provided that an equivalent number of series E preferred shares are concurrently redeemed by us. Upon redemption, the series E preferred units are converted into the right to receive $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series E units being redeemed.

        The series F preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on November 17, 2009, provided that an equivalent number of series F preferred shares are concurrently redeemed by us. Upon redemption, the series F preferred units are converted into the right to receive $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series F units being redeemed.

        The operating partnership may redeem the series F-1 units on the first business day in January 2012 for class A units in an amount equal to the quotient of (a) the sum of the aggregate liquidation preference of the series F-1 units being redeemed and all accrued and unpaid distributions, divided by (b) the product of the value of a common share of Vornado and the applicable conversion factor, which is currently one. The holder of series F-1 preferred units has the right to have the units redeemed for either cash in an amount equal to the sum of the aggregate liquidation preference of the series F-1 units being redeemed plus any accumulated and unpaid distributions or, at our option subject to certain limitations, common shares in an amount equal to the amount of class A units described in the preceding sentence.

        The series G preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on December 22, 2009, provided that an equivalent number of series G preferred shares are concurrently redeemed by us. Upon redemption, the series G preferred units are converted into the right to receive $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series G units being redeemed.

        The series H preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on June 17, 2009, provided that an equivalent number of series H preferred shares are concurrently redeemed by us. Upon redemption, the series H preferred units are converted into the right to receive $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series H units being redeemed.

        The series I preferred units are perpetual and may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on August 31, 2010, provided that an equivalent number of series I preferred shares are concurrently redeemed by us. Upon redemption, the series I preferred units are converted into the right to receive $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series I units being redeemed.

Formation of the Operating Partnership

        The operating partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act on October 2, 1996. We are the sole general partner of, and owned approximately 90.1% of the common limited partnership interest in, the operating partnership at November 30, 2006.

Purposes, Business and Management of the Operating Partnership

        The purpose of the operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, except that the partnership agreement requires the business of the operating partnership to be conducted in a manner that will permit us to be classified as a REIT under Section 856 of the Internal Revenue Code, unless we cease to qualify as a REIT for any reason. In furtherance of its business, the operating partnership may enter into partnerships, joint ventures, limited liability companies or similar arrangements and may own interests in any other entity engaged, directly or indirectly, in any of the foregoing.

        As the general partner of the operating partnership, we have the exclusive power and authority to conduct the business of the operating partnership, except that the consent of the limited partners is required in some limited circumstances discussed under "—Meetings and Voting" below. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of units.

        In particular, the limited partners expressly acknowledge in the partnership agreement that the general partner is acting on behalf of the operating partnership and our shareholders collectively, and is under no obligation to consider the tax consequences to, or other separate interests of, limited partners when making decisions on behalf of the operating partnership. Except as required by lockup agreements, we intend to make decisions in our capacity as general partner of the operating partnership taking into account our interests and the operating partnership as a whole, independent of the tax effects on the limited partners. See "—Borrowing by the Operating Partnership" below for a discussion of lockup agreements. We and our trustees and officers will have no liability to the operating partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if we acted in good faith.

Our Ability to Engage in Other Businesses; Conflicts of Interest

        We generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, excluding the limited partnership interests held by us. Other persons, including our officers, trustees, employees, agents and our other affiliates, are not prohibited under the partnership agreement from engaging in other business activities and are not required to present any business opportunities to the operating partnership. In addition, the partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even though those businesses or assets may be ones that it would be in the best interests of the limited partners for the operating partnership to own.

Borrowing by the Operating Partnership

        We are authorized to cause the operating partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the operating partnership. The operating partnership's debt may be secured by mortgages, deeds of trust, liens or encumbrances on the operating partnership's properties. We also may cause the operating partnership to borrow money to enable the operating partnership to make distributions, including distributions in an amount sufficient to permit us to avoid the payment of any federal income tax.

        From time to time in connection with acquisitions of properties or other assets in exchange for limited partner interests in the operating partnership, we and the operating partnership have entered into contractual arrangements that impose restrictions on the operating partnership's ability to sell, finance, refinance and, in some instances, pay down existing financing on certain of the operating partnership's properties or other assets. These arrangements are sometimes referred to as "lockup agreements" and include, for example, arrangements in which the operating partnership agrees that it will not sell the property or other assets in question for a period of years unless the operating partnership also pays the contributing partner a portion of the federal income tax liability that will accrue to that partner as a result of the sale. Arrangements of this kind may significantly reduce the operating partnership's ability to sell, finance or repay indebtedness secured by the subject properties or assets. We expect to cause the operating partnership to continue entering into transactions of this type in the future and may do so without obtaining the consent of any partners in the operating partnership.

Reimbursement; Transactions with Us and Our Affiliates

        We do not receive any compensation for our services as general partner of the operating partnership. However, as a partner in the operating partnership, we have the same right to allocations and distributions with respect to the units it holds as other partners in the operating partnership holding the same classes of units. In addition, the operating partnership reimburses us for all expenses we incur relating to our ongoing operations and any offering of additional partnership interests in the operating partnership, our securities or rights, options, warrants or convertible or exchangeable securities, including expenses in connection with this registration of common shares for issuance in exchange for units if we assume the obligation to redeem units and elect to redeem them for common shares instead of cash when a limited partner in the operating partnership exercises the right to redeem units. See "Redemption of Units" above for further information about the right to redeem units.

        Except as expressly permitted by the partnership agreement, the operating partnership will not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any partner in the operating partnership or any affiliate of the operating partnership or us that is not also a subsidiary of the operating partnership, except in a transaction that has been approved by a majority of our disinterested trustees, taking into account our fiduciary duties to the limited partners of the operating partnership.

Our Liability and Limited Partners

        We, as general partner of the operating partnership, are liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. We are not liable for the nonrecourse obligations of the operating partnership.

        The limited partners in the operating partnership are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership and otherwise complies with the provisions of the partnership agreement, the liability of a limited partner for obligations of the operating partnership under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act will be limited, with some exceptions, generally to the loss of the limited partner's investment in the operating partnership represented by his or her units. Under the Delaware Revised Uniform Limited Partnership Act, a limited partner may not receive a distribution from the operating partnership if, at the time of the distribution and after giving effect to the distribution, the liabilities of the operating partnership, other than liabilities to parties on account of their interests in the operating partnership and liabilities for which recourse is limited to specified property of the operating partnership, exceed the fair value of the operating partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the operating partnership, but only to the extent of such liabilities. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the operating partnership for the amount of the distribution. Unless otherwise agreed, a limited partner in the circumstances described in the preceding sentence will not be liable for the return of the distribution after the expiration of three years from the date of the distribution.

        The operating partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability status may require compliance with legal requirements of those jurisdictions and some other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make some amendments to the partnership agreement or to take other action under the partnership agreement constituted "control" of the operating partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the operating partnership's obligations.

Exculpation and Indemnification of Us

        The partnership agreement generally provides that we, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission, if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our agents, provided we appointed those agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of those persons, as to matters that we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with the opinion of those persons.

        The partnership agreement also provides for our indemnification and the indemnification of our trustees and officers and any other persons that we may from time to time designate against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred by an indemnified person in connection with any proceeding and related to the operating partnership or us, the formation and operations of the operating partnership or us or the ownership of property by the operating partnership or us, unless it is established by a final determination of a court of competent jurisdiction that:

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  the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

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  the indemnified person actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

  Sales of Assets

        Under the partnership agreement, we generally have the exclusive authority to determine whether, when and on what terms assets of the operating partnership will be sold, as long as any sale of a property covered by a lockup agreement complies with such agreement. The partnership agreement prohibits us from engaging in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification, recapitalization or change of the terms of any outstanding common shares unless, in connection with the transaction, all limited partners other than us and entities controlled by us will have the right to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of that kind. We refer to transactions described in the preceding sentence as "termination transactions." The conversion factor is initially 1.0, but will be adjusted as necessary to prevent dilution or inflation of the interests of limited partners that would result if we were to pay a dividend on our outstanding shares of beneficial interest in shares of beneficial interest, subdivide our outstanding shares of beneficial interest or combine our outstanding shares of beneficial interest into a smaller number of shares, in each case without a corresponding issuance to, or redemption or exchange of interests held by, limited partners in the operating partnership.

        See "—Borrowing by the Operating Partnership" above for information about lockup agreements which limit our ability to sell some of our properties.

Removal of the General Partner; Transfer of Our Interests

        The partnership agreement provides that the limited partners may not remove us as general partner of the operating partnership with or without cause. The partnership agreement also generally prohibits us from withdrawing as general partner of the operating partnership or transferring any of our interests in the operating partnership to any other person, except in each case, in connection with a termination transaction. In addition, the partnership agreement prohibits us from engaging in any termination transaction unless all limited partners other than us and entities controlled by us will have the right in the termination transaction to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of Vornado. The lock-up provisions and the gross-up provisions do not apply to a sale or other transfer by us of our interests as a partner in the operating partnership, but they would apply to transfers of assets of the operating partnership undertaken during the period when the lock-up agreements are in effect as part of any sale or other transfer by us of our interests as a partner in the operating partnership. See "—Borrowing by the Operating Partnership" for a description of the restrictions on transfers of assets under the lock-up agreements.

        The partnership agreement does not prevent a transaction in which another entity acquires control or all of our shares nor does it prevent any holder of interests in Vornado from owning assets or conducting businesses outside of the operating partnership.

Restrictions on Transfers of Units by Limited Partners

        Subject to the percentage limitations discussed below, a limited partner, other than us and some members of the Mendik group and FW/Mendik REIT, is permitted to transfer all or any portion of his or her units without restriction, provided that the limited partner obtains our prior written consent, which we may withhold only if (a) we determine in our sole discretion exercised in good faith that the transfer would cause the operating partnership or any or all of the partners other than the partner seeking to make the transfer to incur tax liability or (b) if we determine that any of our circumstances referred to in the next paragraph exist. In addition, limited partners other than us or any of our subsidiaries are permitted to dispose of their units by exercising their right to redeem units as described under "Redemption of Units" above.

        We may withhold our consent to any proposed transfer (including any sale, assignment, gift, pledge, encumbrance or other disposition by law or otherwise, and including any redemption pursuant to the redemption rights described under "—Redemption or Conversion of Units" above) for a variety of reasons set forth in Article XI of the partnership agreement. These reasons include, without limitation, a determination by us, in our sole and absolute discretion, that the transfer in question would (i) cause a termination of the operating partnership for tax purposes, (ii) cause the operating partnership to become a "party-in-interest" or a "disqualified person" with respect to any employee benefit plan subject to ERISA, (iii) cause the operating partnership to become a publicly-traded partnership (as defined in Section 469(k)(2) or Section 7704 of the Internal Revenue Code), (iv) cause the operating partnership to become subject to regulation under the Investment Company Act of 1940 or ERISA, (v) adversely affect our ability to continue to qualify as a REIT or (vi) subject us or the operating partnership to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code. In addition, no partner of the operating partnership may pledge or transfer any of its units to a lender to the operating partnership or any person who is related (within the meaning of Section 1.752-4(b) of the Treasury regulations) to any lender to the operating partnership whose loan constitutes a nonrecourse liability without our consent, in our sole and absolute discretion, and without entering into an agreement with us as described in the partnership agreement.

        Transfers of operating partnership units (other than "private transfers" as defined in the regulations under the Internal Revenue Code) are limited in any one taxable year of the operating partnership to 2% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit any attempted transfer of operating partnership units by a holder of such units that, when aggregated with prior redemptions and transfers by other holders of operating partnership units, would exceed this limit. In addition, redemptions of operating partnership units by the operating partnership pursuant to the redemption right of such units and transfers of operating partnership units to us as a result of our assumption and performance of the operating partnership's obligation with respect to the redemption right of units, together with other transfers and redemptions (other than certain of the redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code), are limited in any one taxable year to 10% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

        Any permitted transferee of units may become a substituted limited partner only with our consent, and we may withhold our consent in our sole and absolute discretion. If we do not consent to the admission of a transferee of units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to the units, including the right to redeem units, but will not become a limited partner or possess any other rights of limited partners, including the right to vote.

No Withdrawal by Limited Partners

        No limited partner has the right to withdraw from or reduce his or her capital contribution to the operating partnership, except as a result of the redemption, exchange or transfer of units under the terms of the partnership agreement.

  Issuance of Limited Partnership Interests

        We are authorized, without the consent of the limited partners, to cause the operating partnership to issue limited partnership interests to us, to the limited partners and to other persons for the consideration and upon the terms and conditions that we deem appropriate. The operating partnership also may issue partnership interests in different series or classes. Units may be issued to us only if we issue shares of beneficial interest and contribute to the operating partnership the proceeds received by us from the issuance of the shares. Consideration for partnership interests may be cash or any property or other assets permitted by the Delaware Revised Uniform Limited Partnership Act. Except to the extent expressly granted by us on behalf of the partnership pursuant to another agreement, no limited partner has preemptive, preferential or similar rights with respect to capital contributions to the operating partnership or the issuance or sale of any partnership interests.

Meetings and Voting

        Meetings of the limited partners may be proposed and called only by us. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing stating the action so taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters in which limited partners are entitled to vote, each limited partner, including us to the extent we hold units, will have a vote equal to the number of common units he or she holds. At this time, there is no voting preference among the classes of common units. The preferred units have no voting rights, except as required by law or the terms of a particular series of preferred units. A transferee of units who has not been admitted as a substituted limited partner with respect to his or her transferred units will have no voting rights with respect to those units, even if the transferee holds other units as to which he or she has been admitted as a limited partner, and units owned by the transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The partnership agreement does not provide for annual meetings of the limited partners, and we do not anticipate calling such meetings.

Amendment of the Partnership Agreement

        Amendments to the partnership agreement may be proposed only by us. We generally have the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes to the agreement that we deem necessary or appropriate in our sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below. Limitations on our power to amend the partnership agreement are described below.

        The partnership agreement provides that it generally may not be amended with respect to any partner adversely affected by the amendment without the consent of that partner if the amendment would:

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  convert a limited partner's interest into a general partner's interest;

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  modify the limited liability of a limited partner;

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  amend Section 7.11.A, which prohibits us from taking any action in contravention of an express prohibition or limitation in the partnership agreement without the written consent of all partners adversely affected by the action or any lower percentage of the limited partnership interests that may be specifically provided for in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act;

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  amend Article V, which governs distributions, Article VI, which governs allocations of income and loss for capital account purposes, or Section 13.2.A(3), which provides for distributions, after payment of partnership debts, among partners according to their capital accounts upon a winding up of the operating partnership;

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  amend Section 8.6, which provides redemption rights; or

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  amend the provision being described in this paragraph.

        In addition, except with the consent of a majority of the common limited partners, excluding us and entities controlled by us, we may not amend:

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  Section 4.2.A, which authorizes issuance of additional limited partnership interests;

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  Section 5.1.C, which requires that if we are not a REIT or a publicly traded entity we must for each taxable year make cash distributions equal to at least 95% of the operating partnership's taxable income;

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  Section 7.5, which prohibits us from conducting any business other than in connection with the ownership of interests in the operating partnership except with the consent of a majority of the common limited partners, excluding us and any entity controlled by us;

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  Section 7.6, which limits the operating partnership's ability to enter into transactions with affiliates;

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  Section 7.8, which establishes limits on our liabilities to the operating partnership and the limited partners;

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  Section 11.2, which limits our ability to transfer our interests in the operating partnership;

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  Section 13.1, which describes the manner and circumstances in which the operating partnership will be dissolved;

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  Section 14.1.C, which establishes the limitations on amendments being described in this paragraph; or

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  Section 14.2, which establishes the rules governing meetings of partners.

        In addition, any amendment that would affect those lockup agreements that are part of the partnership agreement requires the consent of 75% of the limited partners benefited by those lockup agreements, with some exceptions. See "—Borrowing by the Operating Partnership" above for information about the lockup agreements.

Books and Reports

        We are required to keep the operating partnership's books and records at the principal office of the operating partnership. The books of the operating partnership are required to be maintained for financial and tax reporting purposes on an accrual basis in accordance with generally accepted accounting principles, which we refer to as "GAAP." The limited partners have the right, with some limitations, to receive copies of the most recent annual and quarterly reports filed with the SEC by us, the operating partnership's federal, state and local income tax returns, a list of limited partners, the partnership agreement and the partnership certificate and all amendments to the partnership certificate. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information whose disclosure we in good faith believe is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

        We will furnish to each limited partner, no later than the date on which we mail our annual report to our shareholders, an annual report containing financial statements of the operating partnership, or of us, if we prepare consolidated financial statements including the operating partnership, for each fiscal year, presented in accordance with GAAP. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by us. In addition, if and to the extent that we mail quarterly reports to our shareholders, we will furnish to each limited partner, no later than the date on which we mail the quarterly reports to our shareholders, a report containing unaudited financial statements of the operating partnership, or of us, if the reports are prepared on a consolidated basis, as of the last day of the quarter and any other information that may be required by applicable law or regulation or that we deem appropriate.

        The operating partnership is presently subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the SEC. Such reports and other information are also available from the Public Reference Rooms of the SEC at prescribed rates and from the SEC's Internet site (http://www.sec.gov).

        We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

Power of Attorney

        Under the terms of the partnership agreement, each limited partner and each assignee appoints us, any liquidator, and the authorized officers and attorneys-in-fact of each, as the limited partner's or assignee's attorney-in-fact to do the following:

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  to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments including, among other things, the partnership agreement and the certificate of limited partnership and all amendments or restatements of the certificate of limited partnership that we or any liquidator deems appropriate or necessary to form, qualify or maintain the existence of the operating partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the operating partnership may conduct business or own property, (b) all instruments that we or any liquidator deems appropriate or necessary to reflect any amendment or restatement of the partnership agreement in accordance with its terms, (c) all conveyances and other instruments that we or any liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the operating partnership under the terms of the partnership agreement, (d) all instruments relating to the admission, withdrawal, removal or substitution of any partner, any transfer of units or the capital contribution of any partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of partnership interests; and

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  to execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of us or any liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the partners under the partnership agreement or is consistent with the terms of the partnership agreement or appropriate or necessary, in the sole discretion of us or any liquidator, to effectuate the terms or intent of the partnership agreement.

        The partnership agreement provides that this power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of the limited partner's or assignee's units and will extend to the limited partner's or assignee's heirs, successors, assigns and personal representatives.

Dissolution, Winding Up and Termination

        The operating partnership will continue until December 31, 2095, as this date may be extended by us in our sole discretion, unless sooner dissolved and terminated. The operating partnership will be dissolved before the expiration of its term, and its affairs wound up upon the occurrence of the earliest of:

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  our withdrawal as general partner without the permitted transfer of our interest to a successor general partner, except in some limited circumstances;

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  the sale of all or substantially all of the operating partnership's assets and properties, subject to the lock-up agreements during the period when the lock-up agreements are in effect;

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  the entry of a decree of judicial dissolution of the operating partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act;

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  the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent, except that, in either of these cases, in some circumstances the limited partners other than us may vote to continue the operating partnership and substitute a new general partner in our place; or

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  after December 31, 2046, on election by us, in our sole and absolute discretion.

        Upon dissolution, we, as general partner, or any liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from the liquidation in the order of priority provided in the partnership agreement.

COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES

        The information below highlights a number of the significant differences and similarities between the operating partnership and us relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These comparisons are intended to assist you in understanding how your investment will be changed if you redeem your units and we exercise our right to assume the operating partnership's obligation with respect to the redemption and to acquire the units in exchange for common shares. See "Redemption of Units" for a description of your right to have your units redeemed and our right to redeem the units for common shares instead of cash. The discussion below is only a summary of these matters, and you should carefully review the balance of this Prospectus for additional important information.

Form of Organization and Purposes

The Operating Partnership

        The operating partnership is a limited partnership organized under the laws of the State of Delaware. The operating partnership owns interests in office building properties, shopping center properties, temperature controlled logistics facilities, trade showroom properties, industrial/warehouse properties and various other properties and investments. See "Vornado and the Operating Partnership" for further information about the operating partnership's assets. The operating partnership may also invest in other types of real estate and in any geographic areas that we deem appropriate. We conduct the business of the operating partnership in a manner intended to permit us to be classified as a REIT under the Internal Revenue Code.

Vornado

        We are a Maryland real estate investment trust organized under the Maryland REIT law. Although we currently intend to continue to qualify as a REIT under the Internal Revenue Code and to operate as a self-administered REIT, we are not under any contractual obligation to continue to qualify as a REIT and we may discontinue this qualification or mode of operation in the future. Although we have no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the partnership agreement, we are obligated to conduct our activities through the operating partnership. We are the sole general partner of the operating partnership.

Nature of Investment

The Operating Partnership

        The units constitute equity interests entitling each limited partner in the operating partnership to his or her proportionate share of cash distributions made to the limited partners in the operating partnership, consistent with the class preferences provided for in the partnership agreement. See "Description of the Units and the Operating Partnership—Distributions with Respect to Units" for further information about distributions to limited partners. The units entitle their holders to participate in the growth and income of the operating partnership. The partnership agreement grants us discretion to determine the frequency and amount of distributions by the operating partnership. The operating partnership and therefore we generally expect to retain and reinvest proceeds of any sale of property and refinancings, except in some limited circumstances. Thus, limited partners in the operating partnership will not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming units and, if we issue common shares in exchange for redeemed units, by subsequently selling our common shares.

Vornado

        The common shares constitute equity interests in Vornado Realty Trust. We are entitled to receive our proportionate share of distributions made by the operating partnership with respect to the class A units owned by us. Each holder of our common shares is entitled to his or her proportionate share of any dividends or distributions paid with respect to those common shares, and these distributions will generally match distributions made in respect of class A units. The dividends payable to holders of common shares are not fixed in amount and are only paid if, when and as authorized by our Board of Trustees and declared by us out of assets legally available to pay dividends. If any preferred shares are at the time outstanding, dividends on the common shares and other distributions, including purchases by us of common shares, may be made only if full cumulative dividends have been declared and paid on the outstanding preferred shares or set aside for payment and there are no arrearages in any mandatory sinking fund on outstanding preferred shares. To qualify as a REIT, we must distribute to our shareholders at least 90% of our taxable income excluding capital gains, and corporate income tax will apply to any taxable income including capital gains not distributed.

Length of Investment

The Operation Partnership

        The operating partnership has a stated term expiring on December 31, 2095, which can be extended by us in our sole discretion. The operating partnership has no specific plans for the disposition of its assets. To the extent that the operating partnership sells or refinances its assets, the net proceeds from the sale or refinancing generally will be retained by the operating partnership for working capital and new investments rather than being distributed to its partners, including us, except that we currently expect that we generally will distribute the capital gains portion of proceeds we receive from the sale of properties. The operating partnership constitutes a vehicle for taking advantage of future investment opportunities that may be available in the real estate market. The operating partnership generally will reinvest the proceeds of asset dispositions, if any, in new properties or other appropriate investments consistent with its investment objectives. After the expiration of the applicable holding period with respect to their units, limited partners in the operating partnership are entitled to exercise the right to have their units redeemed either for common shares or for cash, at our option.

Vornado

        We have a perpetual term and intends to continue our operations for an indefinite time period. Under the declaration of trust, our dissolution must be approved at any meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than a majority of "shares," as defined in the declaration of trust, outstanding. We have an indirect interest in the properties and property service businesses owned by the operating partnership. Our shareholders are expected to realize liquidity of their investments by the trading of our common shares on the NYSE.

Liquidity

The Operation Partnership

        Although class A units are registered as a class under the Securities Exchange Act of 1934, they are not registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available. Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. We and the operating partnership do not intend to register the units under the Securities Act or any state securities laws.

        Limited partners in the operating partnership may not transfer any of their rights as limited partners without our consent, and we may withhold our consent in our sole discretion if we determine that the transfer would cause any or all of the limited partners other than the limited partner seeking to transfer his or her rights to incur tax liability as a result of the transfer. Limited partners in the operating partnership may, after the expiration of the applicable holding period with respect to their units, transfer beneficial interests in units without our consent as general partner of the operating partnership, if they comply with restrictions designed to avoid violations of any federal or state securities laws. A transferee of units has no right to become a substituted limited partner without our consent, which we may withhold in our sole and absolute discretion. Limited partners have the right to elect to have their units redeemed by the operating partnership. Upon redemption of units, a limited partner will receive cash or, at our election, common shares in exchange for the redeemed units.

Vornado

        Any common shares issued in exchange for redeemed units will be registered under the Securities Act and be freely transferable, as long as the shareholder complies with the ownership limits in the declaration of trust and is not an affiliate of ours. Our common shares are currently listed on the NYSE under the ticker symbol of "VNO" and have been so listed by us and our predecessor for over 35 years. The future breadth and strength of this secondary market will depend, among other things, upon the number of common shares outstanding, our financial results and prospects, the general interest in us and other's real estate investments, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

The Operating Partnership

        We as general partner of the operating partnership are authorized, in our sole discretion and without limited partner approval, to cause the operating partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to us, the limited partners or other persons on terms established by us.

        The interests with respect to cash available for distribution of the limited partners in the operating partnership may be diluted if we, in our sole discretion, cause the operating partnership to issue additional units or other equity securities.

Vornado

        Our Board of Trustees may, in its discretion, authorize the issuance of additional common shares and other equity securities of Vornado, including one or more classes or series of common or preferred shares of beneficial interest, with the voting rights, dividend rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights that the Board of Trustees may specify at the time. The issuance of additional common shares or other similar equity securities may result in the dilution of the interests of the shareholders. As permitted by the Maryland REIT law, the declaration of trust contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Under the declaration of trust, holders of common shares do not have any preemptive rights to subscribe to any of our securities.

Management Control

The Operating Partnership

        All management powers over the business and affairs of the operating partnership are vested in us as the general partner of the operating partnership, and no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership, except as described under "Description of the Units and the Operating Partnership—Borrowing by the Operating Partnership" and "—Sales of Assets." We may not be removed as general partner by the limited partners with or without cause.

Vornado

        Our Board of Trustees has exclusive control over the management of our business and affairs, limited only by express restrictions on the Board's control in the declaration of trust and bylaws, the partnership agreement and applicable law. The Board of Trustees is classified into three classes of trustees. At each annual meeting of our shareholders, the successors of the class of trustees whose terms expire at that meeting are elected. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of trustees, shareholders have no control over our ordinary business policies.

        Because a portion of our Board of Trustees is elected each year by our shareholders at our annual meeting, the shareholders have greater control over our management than the limited partners have over the operating partnership.

Duties of General Partner and Trustees

The Operating Partnership

        Under Delaware law, we, as the general partner of the operating partnership, are accountable to the operating partnership as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to partnership affairs. However, under the partnership agreement, we are expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the operating partnership to take or decline to take any actions, and we are not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our decisions, provided that we have acted in good faith.

Vornado

        Under Maryland law, there is no statute specifying the duties of trustees of a REIT like us. However, our Maryland counsel believes that it is likely that a Maryland court would refer to the Maryland General Corporation Law, which requires directors of a Maryland corporation to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The Maryland General Corporation Law presumes that a director's standard of care has been satisfied.

Management Liability and Indemnification

The Operating Partnership

        As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the operating partnership unless limitations upon this liability are stated in the document or instrument evidencing the obligation. Under the partnership agreement, the operating partnership has agreed to indemnify us and any of our trustees or officers from and against all losses, claims, damages, liabilities, joint or several, expenses including legal fees, fines, settlements and other amounts incurred in connection with any actions relating to the operations of the operating partnership as described in the partnership agreement in which we or any of our trustees or officers is involved, unless the act was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act was unlawful.

        The reasonable expenses incurred by an indemnified party may be advanced by the operating partnership before the final disposition of the proceeding upon receipt by the operating partnership of an affirmation by the indemnified person of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking by the indemnified person to repay the amount if it is determined that this standard was not met.

Vornado

        The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees, officers, employees and agents to the trust and its shareholders for money damages except for liability resulting from actual receipt of any improper benefit or profit in money, property or services; or active and deliberate dishonesty material to the cause of action established by a final judgment.

        Our declaration of trust contains a provision of this kind that eliminates the liability of our trustees and officers to us and our shareholders to the maximum extent permitted by the Maryland REIT law. Our declaration of trust authorizes us, to the extent permitted in the bylaws, to indemnify, and to pay or reimburse reasonable expenses to, as they are incurred by, each trustee or officer, including any person who, while a trustee, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which the indemnified person may become subject by reason of being or having been a trustee or officer.

        Our bylaws require us to indemnify to the maximum extent permitted by the Maryland REIT law any present or former trustee or officer, including, without limitation, any individual who, while a trustee or officer and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of that corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of that status, against reasonable expenses incurred by him in connection with the proceeding; and any present or former trustee or officer against any claim or liability to which that person may become subject by reason of that status unless it is established that (a) that person's act or omission was material to the cause of action giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.

        In addition, our bylaws require us to pay or reimburse, in accordance with the Maryland REIT law, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of that status, provided that we have received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by us as authorized by the bylaws, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the applicable standard of conduct was not met. Our bylaws also permit us to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of ours in that capacity and to any employee or agent of ours or a predecessor of ours; provide that any indemnification or payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations; and permit us to provide any other and further indemnification or payment or reimbursement of expenses that may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

        The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors, officers, employees and agents of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; the director or officer actually received an improper personal benefit in money, property or services; or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Thus, our management and the management of the operating partnership have substantially the same rights to indemnification.

Liability of Investors

The Operating Partnership

        Under the partnership agreement and applicable state law, the liability of the limited partners for the operating partnership's debts and obligations generally is limited to the amount of their investments in the operating partnership, together with their interest in the operating partnership's undistributed income, if any.

Vornado

        Under the Maryland REIT law, shareholders are not personally liable for our obligations. The common shares, upon issuance, will be fully paid and nonassessable.

        Thus, the limited partners in the operating partnership and our shareholders have substantially the same limited personal liability.

Voting Rights

The Operating Partnership

        Under the partnership agreement, the limited partners have limited voting rights. The limited partners have the right to vote on any proposed action of the general partner that would contravene any express prohibition or limitation in the partnership agreement, and any action of this kind requires the consent of all partners adversely affected by such action or such lower percentage of the limited partnership interests as may be specifically provided for under a provision of the partnership agreement or the Delaware Revised Uniform Limited Partnership Act. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of all or substantially all of the assets of the operating partnership, except as required under the lock-up provisions. See "Description of the Units and the Operating Partnership—Sales of Assets" for information about the lock-up provisions. In addition, the limited partners do not have the right to propose amendments to the partnership agreement, and their rights to vote on amendments are restricted as described under the caption "Description of the Units and the Operating Partnership—Amendment of the Partnership Agreement." Any amendment that requires the approval of the limited partners may be approved by a majority of the limited partners, except that any amendment that would change the limited liability of a limited partner, change the voting requirements for specified actions or amendments under the partnership agreement or change specified provisions in the partnership agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment. In addition, some series of preferred units have special voting rights that require their consent for actions that would adversely affect their preferences.

Vornado

        Our business and affairs are managed under the direction of the Board of Trustees, which currently consists of eleven members in classes having three-year staggered terms of office. One class is elected by the shareholders at each annual meeting of shareholders. The declaration of trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. We had 151,635 Series A Preferred Shares, 1,600,000 Series D-10 Preferred Shares, 3,000,000 Series E Preferred Shares, 6,000,000 Series F Preferred Shares, 8,000,000 Series G Preferred Shares, 4,500,000 Series H Preferred Shares and 10,800,000 Series I Preferred Shares issued and outstanding as of November 30, 2006. The holders of preferred shares generally have no right to vote, except that if and whenever six quarterly dividends, whether or not consecutive, payable on any series of preferred shares are in arrears, which, with respect to any quarterly dividend, means that the dividend has not been paid in full, whether or not the dividend was earned or declared, the holders of that series will have the right, voting as a class, to elect two additional trustees; and so long as any preferred shares are outstanding, the affirmative vote of at least two-thirds of the outstanding preferred shares and all other series of voting preferred shares, voting as a single class regardless of series, will be necessary to (a) amend, alter or repeal the declaration of trust so as to materially and adversely affect the voting powers, rights or preferences of the holders of the preferred shares or (b) authorize, create or increase the authorized amount of any shares ranking prior to the preferred shares in the distribution of assets or any liquidation or in the payment of dividends. Each common share has one vote.

        Our Board of Trustees has the power, however, to create additional classes of parity and junior shares, increase the authorized number of parity and junior shares, and issue additional series of parity and junior shares without the consent of any holder of preferred shares.

Amendment of the Partnership Agreement or the Declaration of Trust

The Operating Partnership

        We generally have the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes that we deem necessary or appropriate in our sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by specified special voting provisions. See "Description of the Units and the Operating Partnership—Amendment of the Partnership Agreement" for further information about our power to amend the partnership agreement and the limits on that power.

Vornado

        Under the Maryland REIT law and the declaration of trust, the trustees, by a two-thirds vote, may at any time amend the declaration of trust, without the approval of shareholders, to enable us to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under the Maryland REIT law. As permitted by the Maryland REIT law, the declaration of trust authorizes our Board of Trustees, without any action by the shareholders, to amend the declaration of trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that we are authorized to issue. Except for certain specified amendments that require the vote of the holders of two-thirds of the outstanding shares, other amendments to the declaration of trust require the vote of holders of a majority of the outstanding shares, as defined in the declaration of trust.

Review of Investor Lists

The Operating Partnership

        Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a current list of the name and last known business, residence or mailing address of each limited partner of the operating partnership.

Vornado

        Under the Maryland General Corporation Law, as applicable to REITs, one or more shareholders holding of record for at least six months at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the share ledger of the real estate investment trust or, if the real estate investment trust does not maintain an original or duplicate share ledger at its principal office, obtain a verified list of shareholders, stating their names and addresses and the number of shares of each class held by each shareholder.

        Thus, the limited partners in the operating partnership and our shareholders have similar rights to inspect and, at their own expense, make copies of investor lists, with some limitations.

Review of Books and Records

The Operating Partnership

        Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a copy of the operating partnership's federal, state and local income tax returns, to obtain a copy of the most recent annual and quarterly reports filed by us with the SEC and to obtain some other records and information as provided in the partnership agreement. Limited partners in the operating partnership do not have any right to inspect the books of the operating partnership.

Vornado

        Under the Maryland General Corporation Law, as applicable to REITs, any shareholder or his agent may inspect and copy during normal business hours the following real estate investment trust documents: bylaws; minutes of the proceedings of shareholders; annual statements of affairs; and voting trust agreements on file at the real estate investment trust's principal office.

        In addition, one or more shareholders holding of record at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the books of account of the real estate investment trust and a verified statement, in reasonable detail, of its assets and liabilities as of a reasonably current date.

Issuance of Additional Equity

The Operating Partnership

        The operating partnership is generally authorized to issue units and other partnership interests, including partnership interests of different series or classes, as determined by us as the general partner in our sole discretion. The operating partnership may issue units and other partnership interests to us, as long as these interests are issued in connection with a comparable issuance of our securities and proceeds raised in connection with the issuance of our securities are contributed to the operating partnership. The terms of some series of preferred units limit our ability to issue other series of units ranking prior to them.

Vornado

        Our Board of Trustees may authorize the issuance, in its discretion, of additional common shares and other equity securities of Vornado, including one or more classes of common or preferred shares, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that the Board of Trustees may establish.

        We and the operating partnership both have substantial flexibility to raise equity through the sale of additional units, shares of beneficial interest or other securities to finance the business and affairs of the operating partnership.

Borrowing Policies

The Operating Partnership

        The operating partnership has no restrictions on borrowings, and we as general partner have full power and authority to borrow money on behalf of the operating partnership. However, under the terms of the lock-up provisions, the operating partnership is limited in its ability to refinance the indebtedness secured by some of its properties, unless affected limited partners are compensated for adverse tax consequences in accordance with the lockup agreements. See "Description of the Units and the Operating Partnership—Borrowing by the Operating Partnership" for further information about the lockup agreements.

Vornado

        We are not restricted under our declaration of trust from borrowing. However, under the partnership agreement, we, as general partner, may not issue debt securities or otherwise incur any debts unless we contribute the proceeds from the incurrence of debts to the operating partnership. Therefore, all indebtedness incurred by us will be for the benefit of the operating partnership.

Permitted Investments

The Operating Partnership

        The operating partnership's purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits us to be qualified as a REIT unless we cease to qualify as a REIT for any reason. The operating partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the operating partnership, including making investments, provided that the operating partnership may not take, or refrain from taking, any action which, in our judgment as general partner: could adversely affect the ability of the general partner to continue to qualify as a REIT; could subject the general partner to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code; or could violate any law or regulation of any governmental body.

        The operating partnership may take any action or inaction described in the preceding sentence only with our specific consent.

Vornado

        Under our declaration of trust, we may engage in any lawful activity permitted by the Maryland REIT law. Under the partnership agreement, we, as general partner, agree that we will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests in the operating partnership except with the consent of a majority of the common units other than common units held by us.

        We are also permitted to acquire, directly or indirectly, up to 1% interest in any partnership or limited liability company at least 99% of whose equity is owned by the operating partnership.

        We and the operating partnership may invest in any types of real estate and geographic areas that we deem appropriate. Subject to restrictions relating to the protection of our REIT status, the operating partnership may perform all acts necessary for the furtherance of the operating partnership's business, including diversifying its portfolio to protect the value of its assets or as a prudent hedge against the risk of having too many of its investments limited to a single asset group or in a particular region of the country. We, as general partner of the operating partnership, generally may not conduct any business other than through the operating partnership without the consent of a majority of the common limited partnership interests, not including the limited partnership interests held by us in our capacity as a limited partner in the operating partnership.

Other Investment Restrictions

The Operating Partnership

        Other than restrictions precluding investments by the operating partnership that would adversely affect our qualification as a REIT and restrictions on transactions with affiliates, the partnership agreement does not generally restrict the operating partnership's authority to make investments, lend operating partnership funds or reinvest the operating partnership's cash flow and net sale or refinancing proceeds.

Vornado

        Our declaration of trust authorizes us to enter into any contract or transaction of any kind, including the purchase or sale of property, with any person, including any of our trustees, officers, employees or agents, whether or not any of them has a financial interest in the transaction.

PLAN OF DISTRIBUTION

        This prospectus relates to the possible issuance by us of up to 747,355 shares, if, and to the extent that, we elect to issue common shares to holders of up to 747,355 units, upon the tender of the units for redemption.

        We will not receive any cash proceeds from the issuance of the common shares to holders of units upon receiving a notice of redemption. We will acquire one unit from a redeeming partner, in exchange for each common share that we issue. Consequently, with each redemption, our interest in the operating partnership will increase.

        Application will be made to list the common shares on the New York Stock Exchange.

        All costs, expenses and fees in connection with the registration of the common shares will be borne by us.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Vornado Realty Trust's annual report on Form 10-K for the year ended December 31, 2005, as updated by Vornado Realty Trust's current report on Form 8-K dated October 27, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information of Vornado Realty Trust for the periods ended March 31, 2006 and 2005, June 30, 2006 and 2005 and September 30, 2006 and 2005, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Vornado Realty Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

VALIDITY OF THE COMMON SHARES

        The validity of the common shares issued under this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of expenses (all of which are estimated other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

SEC registration fee	$9,818.35
Printing and engraving expenses	$50,000
Legal fees and disbursements	$50,000
Accounting fees and disbursements	$50,000
Transfer agent's and depositary's fees and disbursements	$25,000
Blue Sky fees and expenses	$15,000
Miscellaneous (including listing fees)	$25,000

Total	$224,818.35

Item 15.    Indemnification of Trustees and Officers.

        The Maryland REIT Law ("MRL") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by the MRL.

        Vornado's Declaration of Trust authorizes it to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each trustee or officer (including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a trustee, officer, employee or agent.

        Vornado's Bylaws require it to indemnify (a) any trustee or officer or any former trustee or officer (including and without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

        The MRL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

        The Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, as amended (the "Partnership Agreement"), of the operating partnership provides, generally, for the indemnification of an "Indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the operating partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes (i) any person made a party to a proceeding by reason of its status as (A) the general partner of the operating partnership, (B) a limited partner of the operating partnership or (C) an officer of the operating partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the operating partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the operating partnership, and in no event may an Indemnitee subject the limited partners of the operating partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement.

        Pursuant to the registration rights agreement between Vornado and the holders of units redeemable for the shares registered hereunder, each unit holder named therein (and each permitted assignee of such holder, on a several basis) agrees to indemnify and hold harmless Vornado, and each of its trustees/directors and officers (including each trustee/director and officer of Vornado who signed a registration statement), and each person, if any, who controls Vornado within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which the common shares issuable to the unit holders upon redemption of their units were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such unit holder; and (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such unit holder expressly for use in the registration statement (or any amendment thereto) or the prospectus (or any amendment or supplement thereto) or (B) such unit holder's failure to deliver an amended or supplemental prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. A unit holder and any permitted assignee shall not be required to indemnify Vornado, its officers, trustees or control persons with respect to any amount in excess of the amount of the total proceeds to such unit holder or permitted assignee, as the case may be, from sales under the registration statement of such unit holder's shares issuable upon redemption of units, and no unit holder shall be liable under the indemnification provision for any statements or omissions of any other unit holder.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, trustees or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, Vornado has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. In addition, indemnification may be limited by state securities laws. Vornado has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

Item 16.    Exhibits.

        See the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

  a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf ofthe undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22 day of December, 2006.

VORNADO REALTY TRUST, a Maryland real estate investment trust
By:	/s/ JOSEPH MACNOW Name: Joseph Macnow Title: Executive Vice President—Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ STEVEN ROTH (Steven Roth)	Chairman of the Board of Trustees (Principal Executive Officer)	December 22, 2006
By:	/s/ MICHAEL D. FASCITELLI (Michael D. Fascitelli)	President and Trustee	December 22, 2006
By:	/s/ JOSEPH MACNOW (Joseph Macnow)	Executive Vice President—Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2006
By:	/s/ ANTHONY W. DEERING (Anthony W. Deering)	Trustee	December 22, 2006
By:	/s/ ROBERT P. KOGOD (Robert P. Kogod)	Trustee	December 22, 2006
By:	/s/ MICHAEL LYNNE (Michael Lynne)	Trustee	December 22, 2006
By:	/s/ DAVID MANDELBAUM (David Mandelbaum)	Trustee	December 22, 2006

By:	/s/ ROBERT H. SMITH (Robert H. Smith)	Trustee	December 22, 2006
By:	/s/ RONALD G. TARGAN (Ronald G. Targan)	Trustee	December 22, 2006
By:	/s/ RICHARD WEST (Richard West)	Trustee	December 22, 2006
By:	/s/ RUSSELL B. WRIGHT, JR. (Russell B. Wight, Jr.)	Trustee	December 22, 2006

EXHIBIT INDEX

Exhibit No.
3.1	—
		Amended and Restated Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 16, 1993—Incorporated by reference to Exhibit 3(a) to Vornado Realty Trust's Registration Statement on Form S-4/A (File No. 33-60286), filed on April 15, 1993	*
3.2	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on May 23, 1996—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954), filed on March 11, 2002	*
3.3	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 3, 1997—Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954), filed on March 11, 2002	*
3.4	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on October 14, 1997—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000	*
3.5	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 22, 1998—Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-11954), filed on May 8, 2003	*
3.6	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on November 24, 1999—Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000	*
3.7	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on April 20, 2000—Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-36080), filed on May 2, 2000	*
3.8	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on September 14, 2000—Incorporated by reference to Exhibit 4.6 to Vornado Realty Trust's Registration Statement on Form S-8 (File No. 333-68462), filed on August 27, 2001	*
3.9	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, dated May 31, 2002, as filed with the State Department of Assessments and Taxation of Maryland on June 13, 2002—Incorporated by reference to Exhibit 3.9 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-11954), filed on August 7, 2002	*

*
Incorporated by reference

Exhibit No.
3.10	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, dated June 6, 2002, as filed with the State Department of Assessments and Taxation of Maryland on June 13, 2002— Incorporated by reference to Exhibit 3.10 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 001-11954), filed on August 7, 2002	*
3.11	—
		Articles of Amendment of Declaration of Trust of Vornado Realty Trust, dated December 16, 2004, as filed with the State Department of Assessments and Taxation of Maryland on December 16, 2004—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 21, 2004	*
3.12	—
		Articles Supplementary Classifying Vornado Realty Trust's $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share—Incorporated by reference to Exhibit 3.11 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-11954), filed on May 8, 2003	*
3.13	—
		Articles Supplementary Classifying Vornado Realty Trust's $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, as filed with the State Department of Assessments and Taxation of Maryland on December 15, 1997-Incorporated by reference to Exhibit 3.10 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-11954), filed on March 11, 2002	*
3.14	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-1 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 12, 1998 (File No. 001-11954), filed on November 30, 1998.	*
3.15
		Articles Supplementary Classifying Additional Series D-1 8.5% Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K/A, dated November 12, 1998 (File No. 001-11954), filed on February 9, 1999	*
3.16
		Articles Supplementary Classifying 8.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value—Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K, dated March 3, 1999 (File No. 001-11954), filed on March 17, 1999	*
3.17
		Articles Supplementary Classifying Vornado Realty Trust's Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value—Incorporated by reference to Exhibit 3.7 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999	*
3.18
		Articles Supplementary Classifying Vornado Realty Trust's Series D-2 8.375% Cumulative Redeemable Preferred Shares, dated as of May 27, 1999, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 1999—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 27, 1999 (File No. 001-11954), filed on July 7, 1999	*

*
Incorporated by reference

Exhibit No.
3.19
		Articles Supplementary Classifying Vornado Realty Trust's Series D-3 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999	*
3.20
		Articles Supplementary Classifying Vornado Realty Trust's Series D-4 8.25% Cumulative Redeemable Preferred Shares, dated September 3, 1999, as filed with the State Department of Assessments and Taxation of Maryland on September 3, 1999—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K, dated September 3, 1999 (File No. 001-11954), filed on October 25, 1999	*
3.21
		Articles Supplementary Classifying Vornado Realty Trust's Series D-5 8.25% Cumulative Redeemable Preferred Shares— Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated November 24, 1999 (File No. 001-11954), filed on December 23, 1999	*
3.22
		Articles Supplementary Classifying Vornado Realty Trust's Series D-6 8.25% Cumulative Redeemable Preferred Shares, dated May 1, 2000, as filed with the State Department of Assessments and Taxation of Maryland on May 1, 2000—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 1, 2000 (File No. 001-11954), filed on May 19, 2000	*
3.23
		Articles Supplementary Classifying Vornado Realty Trust's Series D-7 8.25% Cumulative Redeemable Preferred Shares, dated May 25, 2000, as filed with the State Department of Assessments and Taxation of Maryland on June 1, 2000—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K, dated May 25, 2000 (File No. 001-11954), filed on June 16, 2000	*
3.24	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-8 8.25% Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 28, 2000	*
3.25	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-9 8.75% Preferred Shares, liquidation preference $25.00 per share, as filed with the State Department of Assessments and Taxation of Maryland on September 25, 2001—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 12, 2001	*
3.26	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-10 7.00% Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, as filed with the State Department of Assessments and Taxation of Maryland on November 17, 2003 — Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on November 18, 2003	*
3.27	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-11 7.20% Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 2004— Incorporated by reference to Exhibit 99.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on June 14, 2004	*

*
Incorporated by reference

Exhibit No.
3.28	—
		Articles Supplementary Classifying Vornado Realty Trust's 7.00% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.27 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on August 20, 2004	*
3.29	—
		Articles Supplementary Classifying Vornado Realty Trust's 6.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.28 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on November 17, 2004	*
3.30	—
		Articles Supplementary Classifying Vornado Realty Trust's 6.55% Series D-12 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 21, 2004	*
3.31	—
		Articles Supplementary Classifying Vornado Realty Trust's 6.625% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 21, 2004	*
3.32	—
		Articles Supplementary Classifying Vornado Realty Trust's 6.750% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value— Incorporated by reference to Exhibit 3.32 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on June 16, 2005	*
3.33	—
		Articles Supplementary Classifying Vornado Realty Trust's 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value— Incorporated by reference to Exhibit 3.33 to Vornado Realty Trust's Registration Statement on Form 8-A (File No. 001-11954), filed on August 30, 2005	*
3.34	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-14 6.75% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on September 14, 2005	*
3.35	—
		Articles Supplementary Classifying Vornado Realty Trust's Series D-15 6.875% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on May 3, 2006, and Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on August 23, 2006	*
3.36	—
		Amended and Restated Bylaws of Vornado Realty Trust, as amended on March 2, 2000—Incorporated by reference to Exhibit 3.12 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-11954), filed on March 9, 2000	*

*
Incorporated by reference

Exhibit No.
3.37	—
		Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of October 20, 1997 (the "Partnership Agreement")—Incorporated by reference to Exhibit 3.26 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-11954), filed on May 8, 2003	*
3.38	—
		Amendment to the Partnership Agreement, dated as of December 16, 1997—Incorporated by reference to Exhibit 3.27 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-11954), filed on May 8, 2003	*
3.39	—
		Second Amendment to the Partnership Agreement, dated as of April 1, 1998— Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 333-50095), filed on April 14, 1998	*
3.40	—
		Third Amendment to the Partnership Agreement, dated as of November 12, 1998—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on November 30, 1998	*
3.41	—
		Fourth Amendment to the Partnership Agreement, dated as of November 30, 1998—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on February 9, 1999	*
3.42	—
		Fifth Amendment to the Partnership Agreement, dated as of March 3, 1999— Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on March 17, 1999	*
3.43	—
		Sixth Amendment to the Partnership Agreement, dated as of March 17, 1999— Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on July 7, 1999	*
3.44	—
		Seventh Amendment to the Partnership Agreement, dated as of May 20, 1999— Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on July 7, 1999	*
3.45	—
		Eighth Amendment to the Partnership Agreement, dated as of May 27, 1999— Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on July 7, 1999	*
3.46	—
		Ninth Amendment to the Partnership Agreement, dated as of September 3, 1999— Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 25, 1999	*
3.47	—
		Tenth Amendment to the Partnership Agreement, dated as of September 3, 1999— Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 25, 1999	*
3.48	—
		Eleventh Amendment to the Partnership Agreement, dated as of November 24, 1999—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 23, 1999	*
3.49	—
		Twelfth Amendment to the Partnership Agreement, dated as of May 1, 2000— Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on May 19, 2000	*

*
Incorporated by reference

Exhibit No.
3.50	—
		Thirteenth Amendment to the Partnership Agreement, dated as of May 25, 2000—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on June 16, 2000	*
3.51	—
		Fourteenth Amendment to the Partnership Agreement, dated as of December 8, 2000—Incorporated by reference to Exhibit 3.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on December 28, 2000	*
3.52	—
		Fifteenth Amendment to the Partnership Agreement, dated as of December 15, 2000 — Incorporated by reference to Exhibit 4.35 to Vornado Realty Trust's Registration Statement on Form S-8 (File No. 333-68462), filed on August 27, 2001	*
3.53	—
		Sixteenth Amendment to the Partnership Agreement, dated as of July 25, 2001—Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 12, 2001	*
3.54	—
		Seventeenth Amendment to the Partnership Agreement, dated as of September 21, 2001—Incorporated by reference to Exhibit 3.4 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on October 12, 2001	*
3.55	—
		Eighteenth Amendment to the Partnership Agreement, dated as of January 1, 2002—Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust's Current Report on Form 8-K/A (File No. 001-11954), filed on March 18, 2002	*
3.56	—
		Nineteenth Amendment to the Partnership Agreement, dated as of July 1, 2002—Incorporated by reference to Exhibit 3.47 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-11954), filed on August 7, 2002	*
3.57	—
		Twentieth Amendment to the Partnership Agreement, dated April 9, 2003 — Incorporated by reference to Exhibit 3.46 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-11954), filed on May 8, 2003	*
3.58	—
		Twenty-First Amendment to the Partnership Agreement, dated as of July 31, 2003—Incorporated by reference to Exhibit 3.47 to Vornado Realty Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 001-11954), filed on November 7, 2003	*
3.59	—
		Twenty-Second Amendment to the Partnership Agreement, dated as of November 17, 2003—Incorporated by reference to Exhibit 3.49 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-11954), filed on March 3, 2004	*
3.60	—
		Twenty-Third Amendment to the Partnership Agreement, dated May 27, 2004—Incorporated by reference to Exhibit 99.2 to Vornado Realty Trust's Current Report on Form 8-K (File No. 001-11954), filed on June 14, 2004	*
3.61	—
		Twenty-Fourth Amendment to the Partnership Agreement, dated August 17, 2004 — Incorporated by reference to Exhibit 3.57 to Vornado Realty Trust and Vornado Realty L.P.'s Registration Statement on Form S-3 (File No. 333-122306) , filed on January 26, 2005	*

*
Incorporated by reference

Exhibit No.
3.62	—
		Twenty-Fifth Amendment to the Partnership Agreement, dated November 17, 2004—Incorporated by reference to Exhibit 3.58 to Vornado Realty Trust and Vornado Realty L.P.'s Registration Statement on Form S-3 (File No. 333-122306), filed on January 26, 2005	*
3.63	—
		Twenty-Sixth Amendment to the Partnership Agreement, dated December 17, 2004—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on December 21, 2004	*
3.64	—
		Twenty-Seventh Amendment to the Partnership Agreement, dated December 20, 2004—Incorporated by reference to Exhibit 3.2 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on December 21, 2004	*
3.65	—
		Twenty-Eighth Amendment to the Partnership Agreement, dated December 30, 2004—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on January 4, 2005	*
3.66	—
		Twenty-Ninth Amendment to the Partnership Agreement, dated June 17, 2005—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on June 21, 2005	*
3.67	—
		Thirtieth Amendment to the Partnership Agreement, dated August 31, 2005—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on September 1, 2005	*
3.68	—
		Thirty-First Amendment to the Partnership Agreement, dated September 9, 2005— Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685), filed on September 14, 2005	*
3.69	—
		Thirty-Second Amendment and Restated Agreement of Limited Partnership, dated as of December 19, 2005—Incorporated by reference to Exhibit 3.59 to Vornado Realty L.P.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 000-22685), filed on May 8, 2006	*
3.70	—
		Thirty-Third Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of April 25, 2006—Incorporated by reference to Exhibit 10.2 to Vornado Realty Trust's Form 8-K (File No. 001-11954), filed on May 1, 2006	*
3.71	—
		Thirty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of May 2, 2006—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Current Report on Form 8-K (File No. 000-22685) , filed on May 3, 2006	*
3.72	—
		Thirty-Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of August 17, 2006—Incorporated by reference to Exhibit 3.1 to Vornado Realty L.P.'s Form 8-K (File No. 000-22685), filed on August 23, 2006	*
4.1	—	Instruments defining the rights of security holders (see Exhibits 3.1 through 3.27 of this registration statement)	*
4.2	—
		Specimen certificate evidencing Vornado Realty Trust's Common Shares of Beneficial Interest, par value $0.04 per share—Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Vornado Realty Trust's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995	*
5	—	Opinion of Venable LLP

*
Incorporated by reference

Exhibit No.
8.1	—	Tax opinion of Sullivan & Cromwell LLP
8.2	—	Tax opinion of Shearman & Sterling LLP
10	—	Registration Rights Agreement, dated as of December 19, 2005, by and between Vornado and the unit holders named therein
15	—	Letter Regarding Unaudited Interim Financial Information
23.1	—	Consent of Venable LLP (included in its opinion filed as Exhibit 5)
23.2	—	Consent of Sullivan & Cromwell LLP (included in its opinion filed as Exhibit 8.1)
23.3	—	Consent of Shearman & Sterling LLP (included in its opinion filed as Exhibit 8.2)
23.4	—	Consent of Deloitte & Touche LLP
24	—	Power of Attorney (included on signature page)

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TABLE OF CONTENTS
AVAILABLE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
VORNADO AND THE OPERATING PARTNERSHIP
USE OF PROCEEDS
REDEMPTION OF UNITS
DESCRIPTION OF COMMON SHARES
Transfer Agent
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS
FEDERAL INCOME TAX CONSIDERATIONS
DESCRIPTION OF THE UNITS AND THE OPERATING PARTNERSHIP
COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES
PLAN OF DISTRIBUTION
EXPERTS
VALIDITY OF THE COMMON SHARES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Trustees and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX